Filed with the Securities and Exchange Commission on April 29, 2005
1940 Act File No. 811-09923

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM N-1A
REGISTRATION STATEMENT
Under

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 10	☒

KINETICS PORTFOLIOS TRUST
(Exact Name of Registrant as Specified in Charter)

1311 Mamaroneck Ave
White Plains, New York 10605
(Address and Zip Code of Principal Executive Offices)
(800) 930-3828
Registrant's Telephone Number, including Area Code

Leonid Polyakov
1311 Mamaroneck Ave
White Plains, New York 10605
(Name and Address of Agent for Service)

With a copy to:
Mary Jo Reilly
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPANATORY NOTE

This Amendment No 10 to the Registration Statement of Kinetics Portfolios Trust (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-09923) the “Registration Statement” is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in any of the series of the Registrant may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, and certain qualified pension and retirement plans. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series of the Registrant.

Responses to Items 1, 2, 3 and 8 of Part A and Items 23(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.

The Internet Portfolio
The Internet Emerging Growth Portfolio
The Paradigm Portfolio
The Medical Portfolio
The Small Cap Opportunities Portfolio
The Kinetics Government Money Market Portfolio

each a series of Kinetics Portfolios Trust
a Delaware statutory trust

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Prospectus

April 29, 2005

EXPLANATORY NOTE

This Prospectus is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in any of the series of the Trust described herein may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, and certain qualified pension and retirement plans. No part of this Prospectus or of the Trust’s Registration Statement constitutes an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series described herein or any other series of the Trust.

Responses to Items 1, 2, 3 and 8 of Part A and Items 23(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

OVERVIEW	1

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Portfolio	2

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Emerging Growth Portfolio	5

Investment Objective, Principal Investment Strategies and Principal Risks of the Paradigm Portfolio	8

Investment Objective, Principal Investment Strategies and Principal Risks of the Medical Portfolio	10

Investment Objective, Principal Investment Strategies and Principal Risks of the Small Cap Opportunities Portfolio	12

Investment Objective, Principal Investment Strategies and Principal Risks of the Kinetics Government Money Market Portfolio	14

Main Risks of the Portfolios	16

Portfolio Holdings Information	19

Management of the Portfolios	19

Valuation of the Portfolios	20

Purchase of Beneficial Interests in the Portfolios	21

Redemption of Beneficial Interests in the Portfolios	21

Exchange Privilege	21

Restrictions on Excessive Trading Practices	22

Taxes	22

Distribution of Shares	22

Counsel and Independent Registered Public Accounting Firm	23

[LOGO] Kinetics Portfolios Trust

Prospectus
This Prospectus gives vital information about each Portfolio. For your own benefit and protection, please read it before you invest and keep it on hand for future reference.

Investment Adviser
Kinetics Asset Management, Inc.

April 29, 2005

OVERVIEW

This combined prospectus discusses each of the following series (each a “Portfolio” and collectively the “Portfolios”) of Kinetics Portfolios Trust (the “Trust”). Except for the Kinetics Government Money Market Portfolio, each Portfolio is a no-load, non-diversified investment company. The Kinetics Government Money Market Portfolio is a no-load, diversified investment company.

The Internet Portfolio (the “Internet Portfolio”) seeks to provide investors with long-term capital growth and secondarily, with current income by investing primarily in the equity securities of U.S. and foreign companies engaged in the Internet and Internet-related activities.

The Internet Emerging Growth Portfolio (the “Emerging Growth Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of small and medium capitalization U.S. and foreign emerging growth companies engaged in the Internet and Internet-related activities.

The Paradigm Portfolio (the “Paradigm Portfolio”) invests primarily in the equity securities of U.S. and foreign companies that the Investment Adviser believes are undervalued and that have high returns on equity, and are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in revenues. A fundamental principle is to regard the investments as representing fractional ownership in the underlying companies’ assets. The driver of appreciation for the classic value investor is a high return on equity, an intrinsic characteristic of the investment, not a reappraisal of the stock’s worth by the market, an external factor.

The Medical Portfolio (the “Medical Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies engaged in medical research, pharmaceutical treatments and related medical technology with a focus on companies engaged in cancer research and drug development.

The Small Cap Opportunities Portfolio (the “Small Cap Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign small capitalization companies that provide attractive valuation opportunities due to special situations such as lack of institutional ownership, lack of significant analyst coverage, or companies with sound fundamentals that have experienced a short-term earnings shortfall.

The Kinetics Government Money Market Portfolio (the “Government Money Market Portfolio”) seeks to provide investors with current income consistent with the preservation of capital and maintenance of liquidity by investing primarily in money market instruments issued or guaranteed, as to principal and interest, by the U.S. Government, its agencies or instrumentalities.

The Statement of Additional Information contains more information about the Portfolios and the types of securities in which they may invest.

1

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Portfolio

Investment Objective
The investment objective of the Internet Portfolio is long-term growth of capital. The Internet Portfolio seeks to obtain current income as a secondary objective.

Principal Investment Strategies
The internet Portfolio seeks to achieve it’s investment objective by investing, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as American Depositary Receipts (“ADRs”) and International Depositary Receipts (“IDRs”), of U.S. and foreign companies that are engaged in the Internet and Internet-related activities. The Internet Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Internet Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Investment Adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike. The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Internet Portfolio securities will be selected by the Investment Adviser from companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet. Accordingly, the Internet Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values. These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, they meet the Internet Portfolio’s investment criteria. . Also, such companies’ core business may not be primarily Internet-related. Such companies include, but are not limited to, the following:

»	Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics and news on the Internet.

»	Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

»	Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

»	Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the internet.

»	Internet Service Providers: Companies that provide users with access to the Internet.

»	Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

»	Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

»	E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

»	Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

»	Other Companies: Companies whose core business may not be primarily Internet-related include, but are not limited to, publishing and media companies.

2

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a competitive advantage in cost/profitability and brand image leveraging via use of the Internet. The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. Furthermore, the Investment Adviser looks at the amount of capital a company currently spends on research and development. The Investment Adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Internet Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Internet Portfolio may invest up to 20% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

»	commercial paper

»	certificates of deposit, demand and time deposits and banker’s acceptances

»	U.S. Government securities (i.e., U.S. Treasury obligations)

»	repurchase agreements

To the extent that the Internet Portfolio engages in a temporary, defensive strategy, the Internet Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Internet Portfolio are listed below and could adversely affect the net asset value, total return and the value of the Internet Portfolio and your investment.

»	Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Internet Portfolio is likely to decline in value and you could lose money on your investment.

»	Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Internet Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»	Industry Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

»	Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

»	Small and Medium-Size Company Risks: The Internet Portfolio may invest in the equity securities of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Internet Portfolio’s assets.

»	Foreign Securities Risks: The Internet Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

3

»	Non-Diversification Risks: As a non-diversified investment company, more of the Internet Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Internet Portfolio’s shares more susceptible to certain risks than shares of a diversified mutual fund.

»	Option Transaction Risks: The Internet Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»	Below-Investment Grade Debt Securities Risks: Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

4

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Emerging Growth Portfolio

Investment Objective
The investment objective of the Emerging Growth Portfolio is long-term growth of capital.

Principal Investment Strategies
The Emerging Growth Portfolio seeks to achieve it’s investment objective by investing, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of small and medium capitalization emerging companies that are engaged in the Internet and Internet-related activities. The Emerging Growth Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Emerging Growth Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Investment Adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike. The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Emerging Growth Portfolio securities will be selected by the Investment Adviser from emerging, small and medium-sized companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet. Such companies’ core business may not be primarily Internet-related. The Emerging Growth Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values. Such companies include, but are not limited to the following:

»	Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the Internet.

»	Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics and news on the Internet.

»	Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

»	Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

»	Internet Service Providers: Companies that provide users with access to the Internet.

»	Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

»	Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

»	E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

»	Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

»	Other Companies: Companies whose core business may not be primarily Internet-related include, but are not limited to, publishing and media companies.

5

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a greater competitive advantage in cost/profitability and brand image leveraging via use of the Internet. The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. Furthermore, the Investment Adviser looks at the amount of capital a company currently spends on research and development. The Investment Adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Emerging Growth Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Emerging Growth Portfolio may invest up to 20% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

»	commercial paper

»	certificates of deposit, demand and time deposits and banker’s acceptances

»	U.S. Government securities (i.e., U.S. Treasury obligations)

»	repurchase agreements

To the extent that the Emerging Growth Portfolio engages in a temporary, defensive strategy, the Emerging Growth Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Emerging Growth Portfolio are listed below and could adversely affect the net asset value, total return and value of the Emerging Growth Portfolio and your investment.

»	Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Emerging Growth Portfolio is likely to decline in value and you could lose money on your investment.

»	Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Emerging Growth Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»	Industry Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

»	Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

»	Emerging, Small and Medium-Size Company Risks: The Emerging Growth Portfolio invests in the equity securities of emerging, small and medium-size companies. Small and medium-size companies generally have a market capitalization of less than $5 billion. Emerging companies are those with operating histories of less than three years. Investing in emerging, small and medium-size companies presents greater risks than investing in securities of larger, more established companies. These companies may be developing or marketing new products or services for which markets are not yet established and may never be established. They may also lack depth or experience of management and may have difficulty generating or obtaining funds necessary for growth and development of their business. Due to these and other factors, these companies may suffer significant losses.

6

»	Foreign Securities Risks: The Emerging Growth Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investing in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»	Non-Diversification Risks: As a non-diversified investment company, more of the Emerging Growth Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Emerging Growth Portfolio’s shares more susceptible to certain risks than shares of a diversified mutual fund.

»	Option Transaction Risks: The Emerging Growth Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»	Below-Investment Grade Debt Securities Risks: Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

7

Investment Objective, Principal Investment Strategies and Principal Risks of the Paradigm Portfolio

Investment Objective
The investment objective of the Paradigm Portfolio is long-term growth of capital.

Principal Investment Strategies
The Paradigm Portfolio seeks to achieve its investment objective by investing under normal circumstances, at least 65% of its net assets in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of U.S. and foreign companies. The Paradigm Portfolio will invest in companies that the Investment Adviser believes are undervalued and that have high returns on equity and are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in their assets or revenues. A fundamental principle is to regard the investments as representing fractional ownership in the underlying companies’ assets. The driver of appreciation for the classic value investor is a high return on equity, an intrinsic characteristic of the investment, not a reappraisal of the stock’s worth by the market, an external factor. The Paradigm Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Paradigm Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

Paradigm Portfolio securities will be selected by the Investment Adviser from companies that are engaged in various industries that will facilitate an increase in the growth of traditional business lines, entry into new distribution channels, an ability to leverage brand identity, and an improvement in the underlying cost/profitability dynamics of the business. These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, these companies meet the Paradigm Portfolio’s investment criteria. Accordingly, the Paradigm Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values. Such companies include, but are not limited to, the following:

»	Retailers: Companies that sell retail products and services through traditional stores, catalogues, telemarketing, and web-sites.

»	Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

»	Financial Services: Companies that engage in financial service transactions such as banking, credit cards and investment services.

»	Real Estate Development: Companies that provide commercial real estate property and services.

»	Business Services: Companies that provide business-to-business products and services.

»	Travel & Leisure: Companies that provide transportation and recreational services.

»	Utilities: Companies and industries such as gas, electric and telephone.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and traditional business lines as well as its ability to expand its activities or achieve competitive advantage in cost/profitability and brand image leveraging. The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.

8

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Paradigm Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Paradigm Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

»	commercial paper

»	certificates of deposit, demand and time deposits and banker’s acceptances

»	U.S. Government securities (i.e., U.S. Treasury obligations)

»	repurchase agreements

To the extent that the Paradigm Portfolio engages in a temporary, defensive strategy, the Paradigm Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Paradigm Portfolio are listed below and could adversely affect the net asset value, total return and value of the Paradigm Portfolio and your investment.

»	Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Paradigm Portfolio is likely to decline in value and you could lose money on your investment.

»	Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Paradigm Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»	Industry Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related securities will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

»	Small and Medium-Size Company Risks: The Paradigm Portfolio may invest in the equity securities of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Paradigm Portfolio’s assets.

»	Foreign Securities Risks: The Paradigm Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»	Non-Diversification Risks: As a non-diversified investment company, more of the Paradigm Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Paradigm Portfolio’s shares more susceptible to certain risks than shares of a diversified mutual fund.

»	Option Transaction Risks: The Paradigm Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»	Below-Investment Grade Debt Securities Risks: Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

9

Investment Objective, Principal Investment Strategies and Principal Risks of the Medical Portfolio

Investment Objective
The investment objective of the Medical Portfolio is long-term growth of capital.

Principal Investment Strategies
The Medical Portfolio seeks to achieve it’s investment objective by investing, under normal circumstances, at least 80% of it’s net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of U.S. and foreign companies engaged generally in the medical research, pharmaceutical and technology industries and related medical technology industries with an emphasis toward companies engaged in cancer research and drug development. The Medical Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Medical Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Medical Portfolio’s Investment Adviser believes that favorable investment opportunities are available through companies that are developing technology, products, and/or services for cancer research and treatment and related medical activities. Accordingly, the Medical Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.

Medical Portfolio securities will be selected from companies that are engaged in the medical industry generally, including companies engaged in cancer research and treatment, biopharmaceutical research and the development of medical instruments for therapeutic purposes. These companies may be large, medium or small in size if in the Investment Adviser’s opinion, the companies meet the Medical Portfolio’s investment criteria. Such companies include, but are not limited to the following:

»	Pharmaceutical Development: Companies that develop drugs and medications for the treatment and prevention of cancer and other disease.

»	Surgical and Medical Instrument Manufacturers and Developers: Companies that produce, manufacture and develop the tools used by health care providers in the delivery of medical care and procedures for the treatment of cancer and other diseases.

»	Pharmaceutical Manufacturers: Companies that primarily engage in the mass production of existing drugs and medicines including drugs and medicines for the treatment of cancer and other diseases.

»	Biotech & Medical Research: Companies that primarily research and develop new methods and procedures in the provision of health care related services for the treatment of cancer and other diseases.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and the resources that it currently expends on research and development looking for a significant percentage, or large amount, of capital invested into research and treatment of cancer and other diseases. The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. The Investment Adviser also looks at the amount of capital a company spends on research and development because the Investment Adviser believes that such expenditures frequently have significant bearing on future growth.

10

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Medical Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Medical Portfolio may invest up to 20% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

»	commercial paper

»	certificates of deposit, demand and time deposits and banker’s acceptances

»	U.S. Government securities (i.e., U.S. Treasury obligations)

»	repurchase agreements

To the extent that the Medical Portfolio engages in a temporary, defensive strategy, the Medical Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Medical Portfolio are listed below and could adversely affect the net asset value, total return and value of the Medical Portfolio and your investment.

»	Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Medical Portfolio is likely to decline in value and you could lose money on your investment.

»	Stock Selection Risks: The stocks selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Medical Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»	Industry Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry-specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react to industry-specific market or economic developments.

»	Specific Risks of the Medical Industry: Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries. Similarly, cancer research-related industries use many products and services of companies engaged in the medical and pharmaceutical related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances. Further, the medical research and development industry is subject to strict regulatory scrutiny and ongoing legislative action.

»	Small and Medium-Size Company Risks: The Medical Portfolio may invest in the stocks of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Medical Portfolio’s assets.

»	Foreign Securities Risks: The Medical Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»	Non-Diversification Risks: As a non-diversified investment company, more of the Medical Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Medical Portfolio’s shares more susceptible to certain risks than shares of a more diversified mutual fund.

»	Option Transaction Risks: The Medical Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»	Below-Investment Grade Debt Securities Risks: Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

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Investment Objective, Principal Investment Strategies and Principal Risks of the Small Cap Opportunities Portfolio

Investment Objective
The investment objective of the Small Cap Portfolio is long-term growth of capital.

Principal Investment Strategies
The Small Cap Portfolio seeks to achieve it’s investment objective by investing, under normal circumstances, at least 80% of it’s net assets plus any borrowings for investment purposes will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of U.S. and foreign small capitalization companies that provide attractive valuation opportunities. The Small Cap Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Small Cap Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Small Cap Portfolio’s Investment Adviser considers small cap companies to be those that have a market capitalization of less than $3 billion. The Investment Adviser believes that favorable investment opportunities are available through companies that exhibit a number of the following characteristics: have little or no institutional ownership, have had short-term earnings shortfalls, have had a recent IPO but have not attracted significant analyst coverage, are selling at or below book or replacement value, and have price to earnings ratios that are less than one half of their projected growth rate.

Small Cap Portfolio securities will be selected from companies that are engaged in a number of industries if, in the Investment Adviser’s opinion, the companies meet the Small Cap Portfolio’s investment criteria. Such companies include, but are not limited to the following:

»	Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

»	Financial Services: Companies that engage in financial service transactions such as banking, credit cards and investment services.

»	Retailers: Companies that sell retail products and services through traditional stores, catalogues, telemarketing, and web-sites.

»	Manufacturing and Consumer Products: Companies that manufacture and distribute products to retail outlets.

»	Utilities: Companies and industries such as gas, electric and telephone.

The Investment Adviser considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. The Investment Adviser also looks at the amount of capital a company spends on research and development.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Small Cap Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Small Cap Portfolio may invest up to 20% of its assets in these securities to maintain liquidity. Some of these short-term money market instruments include:

»	commercial paper

»	certificates of deposit, demand and time deposits and banker’s acceptances

»	U.S. Government securities (i.e., U.S. Treasury obligations)

»	repurchase agreements

To the extent that the Small Cap Portfolio engages in this temporary, defensive strategy, the Small Cap Portfolio may not achieve its investment objective.

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Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Small Cap Portfolio are listed below and could adversely affect the net asset value, total return and value of the Small Cap Portfolio and your investment.

»	Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Small Cap Portfolio is likely to decline in value and you could lose money on your investment.

»	Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Small Cap Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»	Small Company Risks: The Small Cap Portfolio primarily invests in the stocks of small-sized companies. Small-sized companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Small Cap Portfolio’s assets.

»	Foreign Securities Risks: The Small Cap Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investing in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»	Non-Diversification Risks: As a non-diversified investment company, more of the Small Cap Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Small Cap Portfolio’s shares more susceptible to certain risks than shares of a more diversified mutual fund.

»	Option Transaction Risks: The Small Cap Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»	Below-Investment Grade Debt Securities Risks: Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

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Investment Objective, Principal Investment Strategies and Principal Risks of the Kinetics Government Money Market Portfolio

Investment Objective
The investment objective of the Government Money Market Portfolio is to provide current income consistent with the preservation of capital and maintenance of liquidity.

Principal Investment Strategies
The Government Money Market Portfolio seeks to achieve its investment objective by investing substantially all of its net assets in high quality, U.S. dollar-denominated short-term obligations that have been determined by the Investment Adviser, subject to the approval of the Portfolio’s Board of Trustees, to present minimal credit risk. The Portfolio does not invest in obligations with maturities of more than 397 days (subject to certain exceptions) and the average maturity of all obligations held by the Portfolio must be 90 days or less. The t Portfolio invests exclusively in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements that are fully collateralized by such obligations (“U.S. Government Securities”). U.S. Government Securities include direct obligations of the U.S. Treasury, such as Treasury Bills, Treasury Notes and Treasury Bonds. The Portfolio seeks to maintain a constant $1.00 net asset value per share.

U.S. Government Securities are high quality instruments guaranteed as to principal and interest and issued by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. Not all U.S. Government Securities are backed by the full faith and credit of the United States. Some are backed by the right of the issuer to borrow from the U.S. Treasury; others are backed by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; while others are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment.

Yields on short-, intermediate- and long-term U.S. Government Securities are dependent on a variety of factors, including the general conditions of the money and bond markets, the size of a particular offering and the maturity of the obligation. Debt securities with longer maturities tend to produce higher capital appreciation and depreciation than do obligations with shorter maturities and lower yields. The market value of U.S. Government Securities generally varies inversely with changes in interest rates. An increase in interest rates, therefore, generally would reduce the market value of the Portfolio’s investments in U.S. Government Securities, while a decline in interest rates generally would increase the market value of the Portfolio’s investments in these securities.

Under a repurchase agreement, the Portfolio purchases a U.S. Government Security and simultaneously agrees to sell the security back to the seller at a mutually agreed-upon future price and date, normally one day or a few days later. The resale price is greater than the purchase price, reflecting an agreed-upon market interest rate premium during the Portfolio’s holding period. While the maturities of the underlying securities in repurchase agreement transactions may be more than one year, the term of each repurchase agreement will always be less than one year. The Portfolio may enter into repurchase agreements with banks that are members of Federal Reserve System or securities dealers who are members of a national securities exchange or are primary dealers in U.S. Government Securities. The Investment Adviser monitors the creditworthiness of each firm that is a party to a repurchase agreement with the Portfolio.

Principal Risks of Investment
The principal risks of investing in the Portfolio are listed below and could adversely affect the net asset value, total return and value of the Portfolio and your investment.

»	Interest Rate Risks: The rate of income will vary from day to day depending on short-term interest rates. It is possible that a major change in interest rates could cause the value of your investment to decline. The values of the obligations held by the Portfolio can be expected to vary inversely with changes in prevailing interest rates. Although the investment policies of the Portfolio are designed to minimize these changes and to maintain a net asset value of $1.00 per share, there is no assurance that these policies will be successful.

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»	Credit Risks: Changes in the credit quality rating or changes in an issuer’s financial condition can also affect the Portfolio. A default on a security held, or a repurchase agreement entered into, by the Portfolio could cause the value of your investment in the Portfolio to decline.

»	Repurchase Agreement Risks: One of the risks of investing in repurchase agreements is that the seller may not repurchase the securities from the Portfolio, which may result in the Portfolio selling the securities for less than the price agreed upon with the seller. Another risk of repurchase agreements is that the seller may default or file for bankruptcy. Under such circumstances, the Portfolio will liquidate those securities held under the repurchase agreement, which securities constitute collateral for the seller’s obligation to repurchase the securities, although the Portfolio might have to wait through lengthy court actions before selling the securities.

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Main Risks of the Portfolios

The principal risks of investing in each Portfolio are described previously in this Prospectus. The following section provides more detail about some of those risks, along with information on additional types of risks that may apply to the Portfolios.

Investing in Mutual Funds—All Portfolios
All mutual funds carry risks that may cause you to lose money on your investment in one or more of the Portfolios. The following describes the primary risks to each Portfolio based on each Portfolio’s specific investment objective and strategies. As all investment securities are subject to inherent market risks and fluctuations in value due to earnings, economic and political conditions and other factors, no Portfolio can give assurance that its investment objective will be achieved.

Portfolio Turnover Rate Risk — All Portfolios
Under certain circumstances a Portfolio may take advantage of short-term trading opportunities without regard to the length of time its securities have been held. This strategy often calls for frequent trading of a Portfolio’s securities in order to take advantage of anticipated changes in market conditions. Frequent trading by the Portfolio could increase the rate of its portfolio turnover, which would involve correspondingly greater expenses. Such expenses may include brokerage commissions or dealer mark-ups/mark-downs, as well as other transaction costs on the sale of securities and reinvestments in other securities. Such sales also may result in adverse tax consequences to shareholders. If a Portfolio realizes capital gains when it sells its portfolio investments, it must generally pay those gains out to shareholders, increasing their taxable distributions. The trading costs and tax effects associated with such portfolio turnover may adversely affect Portfolio performance under these circumstances, and large movements of assets into and out of a Portfolio may negatively impact such Portfolio’s ability to achieve its investment objective or current level of operating expenses.

Market Risk—All Portfolios other than the Government Money Market Portfolio
The net asset value of each Portfolio will fluctuate based on changes in the value of its underlying portfolio. The stock market is generally susceptible to volatile fluctuations in market price. Market prices of securities in which each Portfolio invests may be adversely affected by an issuer’s having experienced losses or by the lack of earnings or by the issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer. The value of the securities held by the Portfolios is also subject to the risk that a specific segment of the stock market does not perform as well as the overall market. Under any of these circumstances, the value of each Portfolio’s shares and total return will fluctuate, and your investment may be worth more or less than your original cost when you redeem your shares.

Internet Industry Specific Risks—The Internet Portfolio and the Emerging Growth Portfolio
The value of each Portfolio’s shares will be susceptible to factors affecting the Internet, such as heightened regulatory scrutiny and impending changes in government policies which may have a material effect on the products and services of this industry. Furthermore, securities of companies in this industry tend to be more volatile than securities of companies in other industries. Competitive pressures and changing demand may have a significant effect on the financial condition of Internet companies. These companies spend heavily on research and development and are especially sensitive to the risk of product obsolescence. The occurrence of any of these factors, individually or collectively, may adversely affect the value of a Portfolio’s shares.

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Medical Research Industry-Specific Risks—The Medical Portfolio
Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries. Similarly, cancer research-related industries use many products and services of companies engaged in medical and pharmaceutical-related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances. Medical research and development is also subject to strict regulatory scrutiny and ongoing legislative action.

Securities Lending—All Portfolios other than the Government Money Market Portfolio
Each Portfolio may lend its portfolio securities to broker-dealers by entering directly into lending arrangements with such broker-dealers, amounting to no more than 33 1/3% of the total assets of each Portfolio (including any collateral posted) or 50% of the total assets of each Portfolio (excluding any collateral posted). Repurchase transactions will be fully collateralized at all times with cash and/or short-term debt obligations. These transactions involve some risk to a Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering the collateral. In the event that the original seller defaults on its obligation to repurchase, a Portfolio will seek to sell the collateral, which could involve costs or delays. To the extent proceeds from the sale of collateral are less than the repurchase price, each Portfolio forced to sell such collateral in this manner would suffer a loss.

Non-Diversification—All Portfolios other than the Government Money Market Portfolio
Each Portfolio is classified as “non-diversified” under federal securities laws which means that one-half of each Portfolio’s assets may be invested in the stocks of two or more issuers not exceeding 25% of a Portfolio’s total assets with respect to any one issuer while the other half is spread out among investments of various issuers generally not exceeding with respect to any issuer 5% of a Portfolio’s total assets. As a result of its non-diversified status, a Portfolio’s shares may be more susceptible to adverse changes in the value of the securities of a particular company than would be the shares of a diversified investment company.

Investment in Small and Medium-Size Companies—All Portfolios other than the Government Money Market Portfolio
Each Portfolio may invest in small or medium-size companies. Accordingly, a Portfolio may be subject to the additional risks associated with investment in companies with small or medium-size capital structures (generally a market capitalization of $5 billion or less). The market prices of the securities of such companies tend to be more volatile than those of larger companies. Further, these securities tend to trade at a lower volume than those of larger, more established companies. If a Portfolio is heavily invested in these securities and the value of these securities suddenly declines, the net asset value of the Portfolio will be more susceptible to significant losses.

Foreign Securities—All Portfolios other than the Government Money Market Portfolio
Investing in foreign securities can carry higher returns than those generally associated with U.S. investments. However, foreign securities may be substantially riskier than U.S. investments. The economies of foreign countries may differ from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, and balance of payments position. Furthermore, the economies of developing countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protective measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade. A Portfolio may be required to obtain prior governmental approval for foreign investments in some countries under certain circumstances. Governments may require approval to invest in certain issuers or industries deemed sensitive to national interests, and the extent of foreign investment in certain debt securities and companies may be subject to limitation. Individual companies may also limit foreign ownership to prevent, among other things, violation of foreign investment limitations.

Some foreign investments may risk being subject to repatriation controls that could render such securities illiquid. Other countries might undergo nationalization, expropriation, political changes, governmental regulation, social instability or diplomatic developments (including war) that could adversely affect the economies of such countries or the value of the investments in those countries. For this reason, Portfolios that invest primarily in the securities of a single country will be greatly impacted by any political, economic or regulatory developments affecting the value of the securities. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

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Portfolio Borrowing—All Portfolios
Each Portfolio may leverage up to 5% of its assets to Portfolio investment activities or to achieve higher returns. Each Portfolio may borrow money from banks for temporary or emergency purposes in order to meet redemption requests. To reduce its indebtedness, a Portfolio may have to sell a portion of its investments at a time when it may be disadvantageous to do so. In addition, interest paid by a Portfolio on borrowed funds would decrease the net earnings of the Portfolio.

Derivatives Risk—All Portfolios other than the Government Money Market Portfolio
Each Portfolio may invest in derivatives such as options and futures. The successful use of these investment practices depends on the portfolio manager's ability to forecast stock price movements and/or currency exchange rate movements correctly. Should stock prices or exchange rates move unexpectedly, a Portfolio may not achieve the anticipated benefits of the transactions, or may realize losses, and thus be in a worse position than if such strategies had not been used. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits for certain options and forward contracts, and adverse market movements could therefore continue to an unlimited extent over a period of time. In addition, the correlation between movements in the prices of futures contracts, options and forward contracts and movements in the prices of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

A Portfolio’s ability to dispose of its positions in futures contracts, options, and forward contracts depends on the availability of liquid markets in such instruments. Markets in options and futures with respect to a number of types of securities and currencies are relatively new and still developing, and there is no public market for forward contracts. It is impossible to predict the amount of trading interest that may exist in various types of futures contracts, options, and forward contracts. If a secondary market does not exist for an option purchased or written by a Portfolio, it might not be possible to effect a closing transaction in the option (i.e., dispose of the option), with the result that (1) an option purchased by a Portfolio would have to be exercised in order for the Portfolio to realize any profit and (2) a Portfolio may not be able to sell currencies or portfolio securities covering an option written by the Portfolio until the option expires or it delivers the underlying security, futures contract or currency upon exercise. Therefore, no assurance can be given that the Portfolios will be able to utilize these instruments effectively. In addition, a Portfolio's ability to engage in options and futures transactions may be limited by tax considerations and the use of certain hedging techniques may adversely impact the characterization of income to the Portfolio for U.S. federal income tax purposes.

Investing in Investment Grade Debt Securities and Below Investment Grade Debt Securities— All Portfolios other than the Government Money Market Portfolio
Investments in debt securities pose different risks. The value of fixed income securities generally will fall if interest rates rise. The value of these securities may also fall as a result of other factors such as the performance of the issuer, the market perception of the issuer or general economic conditions. These investments also involve a risk that the issuer may not be able to meet its principal and interest payment obligations. Fixed income securities having longer maturities involve greater risk of fluctuations in value.

Investments in debt securities rated below investment grade, i.e., junk bonds, and unrated securities of comparable quality are subject to the increased risk of an issuer’s inability to meet principal and interest payment obligations. These securities may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

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Portfolio Holdings Information

A description of the Portfolios’ policies and procedures with respect to the disclosure of their portfolio securities is available in the Portfolios’ Statement of Additional Information. Currently, disclosure of the Portfolios’ holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q. The Annual and Semi-Annual Reports will be available by contacting Kinetics Mutual Funds, Inc., c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or calling 1-800-930-3828. In addition, the Trust publishes on its webpage (www.kineticsfunds.com) month-end top fifteen portfolio holdings and the percentage of portfolio holdings no earlier than twenty business days after the end of each calendar month end. This information will be available on the website until the date on which a Portfolio files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC.

Management of the Portfolios

Investment Adviser
Each Portfolio’s investment adviser is Kinetics Asset Management, Inc. (“Investment Adviser”), 16 New Broadway, Sleepy Hollow, New York 10591. Founded in 1996, the Investment Adviser provides investment advisory services to a family of six mutual funds with discretionary management authority over approximately $730 million in assets at December 31, 2004. The Investment Adviser conducts investment research and supervision for each Portfolio and is responsible for the purchase and sale of securities for each Portfolio. The Investment Adviser is entitled to receive an annual fee from each Portfolio for its services of 1.25% (or 0.50% in the case of the Kinetics Government Money Market Portfolio) of each Portfolio’s average daily net assets. However, as a result of certain waivers for the Funds, the advisory fees paid to the Investment Adviser for the fiscal year ended December 31, 2004, were as follows:

Advisory Fee (as a percentage of average net assets)
Internet Portfolio	1.25%
Internet Emerging Growth Portfolio	0.49%
Paradigm Portfolio	0.88%
Medical Portfolio	1.11%
Small Cap Opportunities Portfolio	0.95%
Government Money Market Portfolio	-0.63%

The Investment Adviser has entered into a Research Agreement with Horizon Asset Management, Inc. (“Horizon Asset Management”), a New York based investment management and research firm, and it is responsible for the payment of all fees owing to Horizon.

Portfolio Management-Investment Committees

Peter B. Doyle is the Chief Investment Strategist for the Portfolios and generally oversees the management of the Portfolios through investment committees. The following persons are members of each committee: Bruce P. Able, Tina Larson, Steven Tuen and Murray Stahl, although each person’s role on a committee varies from Portfolio to Portfolio. The persons identified as the lead portfolio manager(s) of a particular Portfolio is (are) responsible for the Portfolio’s day-to-day management.

The lead portfolio manager for the Internet Portfolio committee is Peter B. Doyle, Chairman of the Board and President of the Company. He has been managing the Portfolio since June 1999. In early 1996, Mr. Doyle co-founded the Investment Adviser. Mr. Doyle co-founded and currently serves as a Managing Director of Horizon Asset Management. Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle.

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The lead portfolio manager for the Emerging Growth Portfolio committee is Steven Tuen, who joined the Investment Adviser in 1999. He has been managing thePortfolio since inception. Since 1996, Mr. Tuen also serves as an analyst in the Horizon Research Group and a portfolio manager at Horizon Asset Management. Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Tuen.

The lead portfolio manager for the Medical Portfolio committee is Bruce P. Abel, who joined the Investment Adviser in 1999. He has been managing the Portfolio since inception. Mr. Abel’s primary duties include research and analysis of developing scientific technologies and innovations in the medical, bio-technical and pharmaceutical industries specific to cancer research and treatment. Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Abel.

The co-portfolio managers of the Paradigm Portfolio committee are Murray Stahl and Peter B. Doyle, who have been managing the Portfolio since inception. Mr. Stahl is director of Research of the Investment Adviser and a co-founder and currently serves as Chairman of Horizon Asset Management since 1994. Each other committee member serves as a research analyst.  Tina Larsson provides substantial in-put on research, stock selection and portfolio composition. Ms. Larsson joined the Investment Adviser in 1999. Since 1996, Ms. Larsson has been an analyst at Horizon Research Group and a portfolio manager for Horizon Asset Management. While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Stahl and Mr. Doyle.

The co-portfolio managers of the Small Cap Opportunities Portfolio committee are Peter Doyle and Murray Stahl who have been managing the Portfolio since October 2002. Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle and Mr. Stahl.

The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Fund.

Valuation of the Portfolios

Each Portfolio, other than the Government Money Market Portfolio, calculates its net asset value (“NAV”) as of the close of regular trading (generally 4:00 p.m. Eastern time), on each day that the New York Stock Exchange (the “Exchange”) is open for unrestricted business. In the case of the Government Money Market Portfolio, the NAV is determined as of 12:00 p.m. Eastern time on each day that the Exchange is open for unrestricted business. Each Portfolio’s securities (other than those of the Government Money Market Portfolio) are valued each day at the last quoted market price on the securities principal exchange. If market quotations are not readily available or if events occur that may materially affect the value of a particular security between the time trading ends on a particular security and the close of regular trading on the Exchange, securities will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees. Each Portfolio other than the Government Money Market Portfolio may use independent pricing services to assist in calculating the NAV of such Portfolio.

Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value of the security when trading resumes.

The Government Money Market Portfolio will utilize the amortized cost method in valuing its portfolio securities. This method involves valuing a security at its cost adjusted by a constant amortization of maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The purpose of this method of calculation is to facilitate the maintenance of a consistent net asset value per share for the Government Money Market Portfolio of $1.00. However, there is no assurance that the $1.00 net asset value per share will be maintained.

Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value of the security when trading resumes. If a reliable market quotation becomes available for a security formerly valued through fair valuation techniques, the Adviser compares the new market quotation to the fair value price to evaluate the effectiveness of the Portfolios’ fair valuation procedures.

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Trading in Foreign Securities
Trading in foreign securities may be completed at times when the Exchange is closed. In computing the NAV of each Portfolio that trades foreign securities, the value of a foreign security is determined as of the close of trading on the foreign exchange on which it is principally traded or as of the scheduled close of trading on the Exchange, whichever is earlier, at the closing sales price as provided by the approved pricing services or other alternate sources. In the absence of sales, the last available mean price between the closing bid and asked prices will be used. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees. Values of foreign securities are translated from the local currency into U.S. dollars on the bases of the foreign currency exchange rates, as provided by an independent pricing service or reporting agency, generally prior to the close of the Exchange. Occasionally, events affecting the value of foreign securities and such exchange rates occur between the time at which they are determined and the close of the Exchange, which events would not be reflected in the computation of a Portfolio’s net asset value. Situations involving significant events include, but are not limited to, if a security’s trading has been halted or suspended; the security has been de-listed from a national exchange; or the security has not been traded for an extended period of time. In addition, the prices of foreign securities may be affected by events that occur after the close of a foreign market but before the Portfolio prices its shares. If events materially affecting the value of such securities or currency exchange rates occur during such time period, the securities will be valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

Purchase of Beneficial Interests in the Portfolios
Beneficial interests in each of the Portfolios are sold without a sales load, at the NAV next determined after an order is received by a Portfolio. Investments in a Portfolio are sold solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, insurance company separate accounts, and certain qualified pension and retirement plans. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios. Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Beneficial Interests in the Portfolios

An investor in a Portfolio may redeem all or any portion of its investment at the NAV next determined after a redemption request in good order is received by such Portfolio. The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

Each Portfolio reserves the right to pay the redemption price of a beneficial interest in kind, i.e. in readily marketable securities. Unless requested by an investor or deemed by the Investment Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

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Exchange Privilege
You can exchange your interest in a Portfolio for an interest in any other Portfolio offered by the Trust at no charge. You should carefully read the prospectus of a Portfolio before exchanging into that Portfolio. Be advised that exercising the exchange privilege consists of two transactions: a withdrawal of interest in one Portfolio and the contribution of interest in another. You should request your exchange prior to market close to obtain that day’s closing NAV. Exchange requests received after the close of the Exchange will be treated as though received on the next business day.

Restrictions on Excessive Trading Practices
The Portfolios are designed for long-term investors willing to accept the risks associated with a long-term investment. The Board of Trustees of the Trust has adopted policies and procedures with respect to frequent trading of Portfolio shares by shareholders.

Frequent purchases and redemptions of Portfolio shares are not encouraged but are generally permitted by the Portfolios. Such purchases and redemptions may have an adverse affect on other Portfolio shareholders, including without limitation, possibility of disrupting portfolio management strategies, increasing brokerage and administrative costs, harming fund performance and resulting in dilution in the value of Portfolio shares held by long-term shareholders. The Trust may, in its sole discretion, reject purchase orders when, in the judgment of management, such rejection is in the best interest of the Portfolio and its shareholders.

Taxes

None of the Portfolios are required to pay federal income taxes on their ordinary income and capital gains because each Portfolio is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of a Portfolio are deemed to "pass through" to its partners, regardless whether any such interest, dividends or gains are distributed by the Portfolio. Each partner in a Portfolio will be allocated a share (as determined in accordance with the Trust's Declaration of Trust, the Internal Revenue Code, as amended, and regulations thereunder) of the Portfolio's items of income, gain, loss and deduction. The Trust will inform partners of each Portfolio of the amount and nature of such tax items each year.

The foregoing discussion relates only to federal income tax law. Income from a Portfolio also may be subject to foreign, state and local taxes, and the treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Shareholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.

Distribution of Shares

Private Placement Agent
Kinetics Funds Distributor, Inc. (“KFDI”), serves as the private placement agent for the shares of beneficial interest of the Portfolios on a best efforts basis. KFDI is a registered broker-dealer and member of the National Association of Securities Dealers, Inc. Beneficial interests in the Portfolios are issued continuously.

Portfolio Administrator
U.S. Bancorp Fund Services, LLC (“USBFS”) serves as Administrator to the Portfolios.

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Custodian, Transfer Agent, Dividend Disbursing Agent and Portfolio Accountant
U.S. Bank, N.A. serves as Custodian for each Portfolio’s cash and securities. The Custodian does not assist in, and is not responsible for, investment decisions involving assets of the Portfolios. USBFS, each Portfolio’s Administrator, also acts as each Portfolio’s Transfer Agent, Dividend Disbursing Agent and Portfolio Accountant.

Counsel and Independent Registered Public Accounting Firm

Legal matters in connection with the issuance of shares of beneficial interests of the Trust are passed upon by Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996. Tait, Weller and Baker, 1818 Market Street, Philadelphia, Pennsylvania 19103 is the independent registered public accounting firm for the Trust for the fiscal year.

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KINETICS PORTFOLIOS TRUST

STATEMENT OF ADDITIONAL INFORMATION

April 29, 2005

The Internet Portfolio
The Internet Emerging Growth Portfolio
The Paradigm Portfolio
The Medical Portfolio
The Small Cap Opportunities Portfolio
The Kinetics Government Money Market Portfolio

Each a series (individually a “Portfolio” and
collectively the “Portfolios”) of Kinetics Portfolios Trust

This Statement of Additional Information (“SAI”) provides general information about each of the Portfolios. This SAI is not a Prospectus and should be read in conjunction with the Portfolios’ current Prospectus dated April 29, 2005, as supplemented and amended from time to time, which is incorporated herein by reference. To obtain a copy of the Prospectus providing general information about the Portfolios, please write or call the Portfolios at the address or telephone number shown below.

Kinetics Portfolios Trust
c/o U.S. Bancorp Funds Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
Phone: (800) 930-3828

This SAI is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (“1933 Act”), because such interests are issued solely to in private placement transactions to eligible investors that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in the Portfolios may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. Neither this SAI nor the Registration Statement as a whole constitutes an offer to sell or the solicitation of an offer to buy any beneficial interests in the Portfolios.

Table of Contents

General Information about Kinetics Portfolio Trust	1

Description of the Portfolios	1

Investment Restrictions	3

Investment Policies and Associated Risks	4

Temporary Investments	11

Portfolio Turnover	11

Management of the Portfolios	12

Control Persons and Principal Holders of Securities	16

Proxy Voting Policies	16

Investment Adviser	18

Administrative Services	24

Custodian	24

Codes of Ethics	24

Valuation of the Portfolios	25

Portfolio Holdings Information	26

Purchasing of Beneficial Interests in the Portfolios	27

Redemption of Beneficial Interests in the Portfolios	27

Brokerage	27

Taxes	29

Independent Registered Public Accounting Firm	30

Financial Statements	30

Appendix	31

General Information about Kinetics Portfolio Trust

Kinetics Portfolios Trust (the “Trust”) is a statutory trust organized pursuant to a Declaration of Trust under the laws of the State of Delaware on March 14, 2000. The Trust’s principal business office is located at 16 New Broadway, Sleepy Hollow, New York 10591. The Trust is comprised of several series of mutual funds, all of which are non-diversified (except the Kinetics Government Money Market Portfolio), open-end management investment companies. Kinetics Mutual Funds, Inc. (the “Company”) is a Maryland corporation, established on March 26, 1999. The Company is comprised of several series of mutual funds, all of which are open-end investment companies (the “Funds”). The Funds and Portfolios are set up in a master/feeder fund structure whereby each Fund is a feeder fund that invests all of its investable assets in a corresponding “master” Portfolio. The Kinetics Government Money Market Portfolio is a no-load, diversified investment company. Kinetics Asset Management, Inc. (“Kinetics” or the “Adviser”) is a New York corporation that serves as the investment adviser to the Portfolios.

Capitalization

The authorized capitalization of Kinetics Portfolios Trust consists of an unlimited number of beneficial interests. Each investor in a Portfolio is entitled to participate equally in the Portfolio’s earnings and assets.

Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in the Portfolio. Portfolio investors will vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in a Portfolio (if the meeting relates solely to that Portfolio), or investors holding at least 10% of the aggregate interests in the Trust (if the meeting relates to the Trust and not specifically to a Portfolio) requests in writing a meeting of investors. Changes in fundamental policies or limitations will be submitted to investors for approval.

The Trust is organized as a business trust under the laws of the State of Delaware. Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligation out of its assets.

Description of the Portfolios

The investment objectives listed below are fundamental objectives and therefore cannot be changed without the approval of shareholders.

The Internet Portfolios

The Internet Portfolio and the Internet Emerging Growth Portfolio are non-diversified portfolios with the same primary investment objective of long-term growth of capital. The Portfolios are designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary defensive periods, each Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in securities of companies that engage in the Internet and Internet-related activities. The Portfolios should not be used as a trading vehicle.

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The Paradigm Portfolio

The Paradigm Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary defensive periods, the Portfolio invests at least 65% of its total net assets in the equity securities of U.S. and foreign companies that the investment adviser believes are undervalued and that have high returns on equity, and are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in revenues. This Portfolio should not be used as a trading vehicle.

The Medical Portfolio

The Medical Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary defensive periods, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in securities of domestic and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development. This Portfolio should not be used as a trading vehicle.

The Small Cap Opportunities Portfolio

The Small Cap Opportunities Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in securities of U.S. and foreign small capitalization companies that provide attractive valuation opportunities due to lack of institutional ownership, lack of significant analyst coverage, or a short-term earnings disappointments. This Portfolio should not be used as a trading vehicle.

The Kinetics Government Money Market Portfolio

The Kinetics Government Money Market Portfolio is a diversified portfolio with a primary investment objective of providing current income consistent with the preservation of capital and maintenance of liquidity. The Portfolio invests primarily in money market instruments issued or guaranteed, as to principal and interest, by the U.S. Government, its agencies or instrumentalities. The Portfolio seeks to achieve its investment objective in strict compliance with applicable laws and regulations, including the provisions and regulations of the 1940 Act. In particular, the Portfolio will comply with the various requirements of Rule 2a-7 under the 1940 Act, which regulates money market mutual funds. The Portfolio will also determine the effective maturity of its investments, as well as its ability to consider a security as having received the requisite short-term ratings by any nationally recognized statistical rating organization (NRSRO) according to Rule 2a-7. The Portfolio may change these operational policies to reflect changes in the laws and regulations without the approval of shareholders.

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Investment Restrictions

The investment restrictions of a Portfolio may be changed only with the approval of the holders of a majority of a Portfolio’s outstanding voting securities. As used in this SAI, “a majority of a Portfolio’s outstanding voting securities” means the lesser of (1) 67% of the beneficial interests of a Portfolio represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of the outstanding beneficial interests of a Portfolio.

1.	Each Portfolio will not act as underwriter for securities of other issuers.

2.	Each Portfolio will not make loans except as permitted under the securities lending restrictions as stated in the Prospectus.

3.	With respect to 50% of its total assets, each Portfolio (other than the Kinetics Government Money Market Portfolio) will not invest in the securities of any issuer if as a result the Portfolio holds more than 10% of the outstanding securities or more than 10% of the outstanding voting securities of such issuer. With respect to 75% of the Kinetics Government Money Market Portfolio’s total assets, the Kinetics Government Money Market Portfolio will not invest more than 5% of its total assets in securities of any one issuer other than U.S. Government Securities.

4.	Each Portfolio will not borrow money or pledge, mortgage, or hypothecate its assets except to facilitate redemption requests that might otherwise require the untimely disposition of portfolio securities and then only from banks and in amounts not exceeding the lesser of 10% of its total assets valued at cost or 5% of its total assets valued at market at the time of such borrowing, pledge, mortgage, or hypothecation and except that each Portfolio may enter into futures contracts and related options.

5.	Each Portfolio will not invest more than 10% of the value of its net assets in illiquid securities, restricted securities, and other securities for which market quotations are not readily available.

6.	The Internet Portfolio and Internet Emerging Growth Portfolio will not invest in the securities of any one industry except the Internet and Internet-related industries, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries. Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in the securities of domestic and foreign companies that are engaged in the Internet and Internet-related activities.

7.	The Paradigm Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries.

8.	The Medical Portfolio will not invest in the securities of any one industry except in domestic and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry. Except during temporary defensive periods, not less than 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in the securities of companies engaged in the medical research, pharmaceutical and technology industries and related technology industries, generally, with an emphasis toward publicly traded entities engaged in cancer research and drug development.

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9.	The Small Capital Opportunities Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry. Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in the securities of domestic and foreign small capitalization companies that provide attractive valuation opportunities due to lack of institutional ownership, lack of significant analyst coverage, or short-term earnings disappointments.

10.	The Kinetics Government Money Market Portfolio will not invest in the securities of any one industry with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 25% of the Portfolio’s total net assets would be invested in the securities of such industry.

11.	Each Portfolio will not purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration or development programs or real estate except that each Portfolio may purchase and sell securities of companies that deal in oil, gas, or mineral exploration or development programs or interests therein.

12.	Each Portfolio will not issue senior securities.

With respect to Investment Limitations No. 7 and No. 9 above, utility companies will be divided according to their services; for example, gas, electric and telephone will each be considered a separate industry. If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the portfolio securities held by a Portfolio will not constitute a violation of such limitation.

Adherence by the Kinetics Government Money Market Fund/Portfolio to the diversification requirements of Rule 2a-7 is deemed to constitute adherence to the diversification requirements of Investment Limitation No. 3 above.

Non-Fundamental Investment Limitations

The following are the Portfolios’ non-fundamental operating policies that may be changed by the Board of Trustees of the Trust, without shareholder approval.

The Internet Portfolio, Internet Emerging Growth Portfolio, Medical Portfolio and Small Capital Opportunities Portfolio will not make any changes in their respective investment policies of investing at least 80% of its assets in the investments suggested by the Portfolio’s name without first providing the Portfolio’s shareholders with at least 60 days’ prior notice.

Investment Policies and Associated Risks

The following paragraphs provide a more detailed description of the Portfolios’ investment policies and risks identified in the Prospectus. Unless otherwise noted, the policies described in this SAI pertain to all of the Portfolios other than the Kinetics Government Money Market Portfolio. Furthermore, unless otherwise noted, the policies described in this SAI are not fundamental and may be changed by the Board of Trustees of the Trust without shareholder approval.

Common and Preferred Stock; Convertible Securities

Common stocks are units of ownership of a corporation. Preferred stocks are stocks that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets. Some preferred stocks may be convertible into common stock. Convertible securities are securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula.

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Debt Securities

The Portfolios (other than the Kinetics Government Money Market Portfolio) may invest in convertible and non-convertible debt obligations without regard to rating, and as a result, may purchase or hold securities in the lowest rating categories. Debt securities in the lowest investment grade categories are considered to be below investment grade securities that may not have adequate capacity to pay principal or that otherwise generally lack the characteristics of desirable investments. As compared to debt securities with higher ratings, these “high risk” securities are vulnerable to nonpayment and depend to a larger degree upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. At no time will the Portfolios have more than 20% of their respective total assets invested in any debt securities that are rated below investment grade or if the security is unrated, of comparable quality as determined by a Portfolio’s Adviser, either at the time of purchase or as a result of a reduction in rating after purchase. Please see “Appendix” to this Statement of Additional Information for a description of debt security ratings.

When-Issued and Delayed Delivery Transactions

The Portfolios (including the Kinetics Government Money Market Portfolio) may purchase short-term obligations on a when-issued or delayed delivery basis. These transactions are arrangements in which the Portfolios purchase securities with payment and delivery scheduled for a future time. The seller’s failure to complete these transactions may cause the Portfolios to miss a price or yield considered advantageous. Settlement dates may be a month or more after entering into these transactions and the market values of the securities purchased may vary from the purchase prices.

The Portfolios may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. In addition, each Portfolio may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. A Portfolio may realize short-term profits or losses upon the sale of such commitments.

These transactions are made to secure what is considered to be an advantageous price or yield for a Portfolio. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of the Portfolio sufficient to make payment for the securities to be purchased are segregated on the Portfolio’s records at the trade date. These assets are marked to market daily and are maintained until the transaction is settled. The Portfolios do not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of their assets.

Repurchase Agreements

The Kinetics Government Money Market Portfolio may invest in repurchase agreements which are arrangements with banks, broker/dealers, and other recognized financial institutions to sell securities to the Portfolio and to repurchase them at a mutually agreed upon time and price within one year from the date of acquisition. The Portfolio or its custodian will take possession of the securities subject to the terms of the repurchase agreements, and these securities will be marked to market daily. To the extent that the original seller does not repurchase the securities from the Portfolio, the Portfolio could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Portfolio might be delayed pending court action. The Portfolio believes that under the regular procedures normally in effect for custody of the Portfolio’s assets subject to repurchase agreements, a court of competent jurisdiction would rule in favor of the Portfolio and allow retention or disposition of such securities. The Portfolio will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Portfolio’s Adviser to be creditworthy pursuant to guidelines established by the Board of Trustees.

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Other Money Market Funds

As an efficient means of carrying out its investment policies, the Kinetics Government Money Market Portfolio may invest in the securities of other money market funds. A disadvantage to investing in other money market funds is that they also carry certain expenses such as management fees. As a result, any investment by the Portfolio in shares of other money market funds may duplicate certain shareholder expenses.

Restricted and Illiquid Securities

Each Portfolio may invest in a limited amount of restricted securities. Restricted securities are any securities in which the Portfolios may invest pursuant to their investment objective and policies but which are subject to restrictions on resale under federal securities laws. An illiquid asset is any asset which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Portfolio has valued the investment.

Fixed-Income Securities

The fixed-income securities in which the Portfolios may invest are generally subject to two kinds of risk: credit risk and market risk.

Credit risk relates to the ability of the issuer to meet interest and principal payments, as they become due. The ratings given a security by Moody’s and S&P provide a generally useful guide as to such credit risk. The lower the rating given a security by such rating service, the greater the credit risk such rating service perceives to exist with respect to such security. Increasing the amount of Portfolio assets invested in unrated or lower-grade securities, while intended to increase the yield produced by those assets, will also increase the credit risk to which those assets are subject.

Market Risk. All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

Depositary Receipts. The Portfolios may invest in American Depositary Receipts (“ADRs”) or other forms of depositary receipts, such as International Depositary Receipts (“IDRs”). Depositary receipts are typically issued in connection with a U.S. or foreign bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. Investments in these types of securities involve certain inherent risks generally associated with investments in foreign securities, including the following:

Political and Economic Factors. Individual foreign economies of certain countries may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position. The internal politics of certain foreign countries may not be as stable as those of the United States. Governments in certain foreign countries also continue to participate to a significant degree, through ownership interest or regulation, in their respective economies. Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, and could have a significant effect on market prices of securities and payment of interest. The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners. Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

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Currency Fluctuations. A change in the value of any foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of an ADR’s underlying portfolio securities denominated in that currency. Such changes will affect a Portfolio to the extent that the Portfolio is invested in ADRs comprised of foreign securities.

Taxes. The interest and dividends payable on certain foreign securities comprising an ADR may be subject to foreign withholding taxes, thus reducing the net amount of income to be paid to the Portfolios and that may ultimately be available for distribution to the Portfolio’s shareholders.

Derivatives

Buying Call and Put Options. The Portfolios, except the Kinetics Government Money Market Portfolio, may purchase call options. Such transactions may be entered into in order to limit the risk of a substantial increase in the market price of the security that each Portfolio intends to purchase. Prior to its expiration, a call option may be sold in a closing sale transaction. Any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the call option plus the related transaction cost.

The Portfolios may purchase put options. By buying a put, each Portfolio has the right to sell the security at the exercise price, thus limiting its risk of loss through a decline in the market value of the security until the put expires. The amount of any appreciation in the value of the underlying security will be partially offset by the amount of the premium paid for the put option and any related transaction cost. Prior to its expiration, a put option may be sold in a closing sale transaction and any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs.

Writing (Selling) Call and Put Options. Each Portfolio, except the Kinetics Government Money Market Portfolio, may write covered options on equity and debt securities and indices. This means that, in the case of call options, so long as each Portfolio is obligated as the writer of a call option, it will own the underlying security subject to the option and, in the case of put options, it will, through its custodian, deposit and maintain either cash or securities with a market value equal to or greater than the exercise price of the option.

Covered call options written by a Portfolio give the holder the right to buy the underlying securities from the Portfolio at a stated exercise price. A call option written by a Portfolio is “covered” if the Portfolios owns the underlying security that is subject to the call or have an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if a Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash and high grade debt securities in a segregated account with their custodian bank. The Portfolios may purchase securities, which may be covered with call options solely on the basis of considerations consistent with the investment objectives and policies of the Portfolios. A Portfolio’s turnover may increase through the exercise of a call option; this will generally occur if the market value of a “covered” security increases and the Portfolio has not entered in to a closing purchase transaction.

As a writer of an option, each Portfolio receives a premium less a commission, and in exchange foregoes the opportunity to profit from any increase in the market value of the security exceeding the call option price. The premium serves to mitigate the effect of any depreciation in the market value of the security. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price, the volatility of the underlying security, the remaining term of the option, the existing supply and demand, and the interest rates.

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The writer of a call option may have no control over when the underlying securities must be sold because the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Exercise of a call option by the purchaser will cause a Portfolio to forego future appreciation of the securities covered by the option. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. Thus during the option period, the writer of a call option gives up the opportunity for appreciation in the market value of the underlying security or currency above the exercise price. It retains the risk of the loss should the price of the underlying security or foreign currency decline. Writing call options also involves risks relating to a Portfolio’s ability to close out the option it has written.

Each Portfolio may write exchange-traded call options on its securities. Call options may be written on portfolio securities indices, or foreign currencies. With respect to securities and foreign currencies, the Portfolio may write call and put options on an exchange or over-the-counter. Call options on portfolio securities will be covered since the Portfolio will own the underlying securities. Call options on securities indices will be written only to hedge in an economically appropriate way portfolio securities that are not otherwise hedged with options or financial futures contracts and will be “covered” by identifying the specific portfolio securities being hedged. Options on foreign currencies will be covered by securities denominated in that currency. Options on securities indices will be covered by securities that substantially replicate the movement of the index.

A put option on a security, security index, or foreign currency gives the purchaser of the option, in return for the premium paid to the writer (seller), the right to sell the underlying security, index, or foreign currency at the exercise price at any time during the option period. When a Portfolio writes a secured put option, it will gain a profit in the amount of the premium, less a commission, so long as the price of the underlying security remains above the exercise price. However, a Portfolio remains obligated to purchase the underlying security from the buyer of the put option (usually in the event the price of the security falls bellows the exercise price) at any time during the option period. If the price of the underlying security falls below the exercise price, the Portfolios may realize a loss in the amount of the difference between the exercise price and the sale price of the security, less the premium received. Upon exercise by the purchaser, the writer of a put option has the obligation to purchase the underlying security or foreign currency at the exercise price. A put option on a securities index is similar to a put option on an individual security, except that the value of the option depends on the weighted value of the group of securities comprising the index and all settlements are made in cash.

During the option period, the writer of a put option has assumed the risk that the price of the underlying security or foreign currency will decline below the exercise price. However, the writer of the put option has retained the opportunity for an appreciated above the exercise price should the market price of the underlying security or foreign currency increase. Writing put options also involves risks relating to a Portfolio’s ability to close out the option that it has written.

The writer of an option who wishes to terminate its obligation may effect a “closing purchase transaction” by buying an option of the same series as the option previously written. The effect of the purchase is that the clearing corporation will cancel the writer’s position. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. There is also no guarantee that a Portfolio will be able to effect a closing purchase transaction for the options it has written.

Effecting a closing purchase transaction in the case of a written call option will permit a Portfolio to write another call option on the underlying security with a different exercise price, expiration date, or both. Effecting a closing purchase transaction will also permit a Portfolio to use cash or proceeds from the investments. If a Portfolio desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing purchase transaction before or at the same time as the sale of the security.

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A Portfolio will realize a profit from a closing purchase transaction if the price of the transaction is less than the premium received from writing the option. Likewise, a Portfolio will realize a loss from a closing purchase transaction if the price of the transaction is more than the premium received from writing the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Portfolio.

Writing Over-The-Counter (“OTC”) Options. Each Portfolio, except the Kinetics Government Money Market Portfolio, may engage in options transactions that trade on the OTC market to the same extent that it intends to engage in exchange-traded options. Just as with exchange-traded options, OTC options give the holder the right to buy an underlying security from, or sell an underlying security to, an option writer at a stated exercise price. However, OTC options differ from exchange-traded options in certain material respects.

OTC options are arranged directly with dealers and not, as is the case with exchange-traded options, through a clearing corporation. Thus, there is a risk of non-performance by the dealer. Because there is no exchange, pricing is typically done by reference to information obtained from market makers. Since OTC options are available for a greater variety of securities and in a wider range of expiration dates and exercise prices, the writer of an OTC option is paid the premium in advance by the dealer.

A writer or purchaser of a put or call option can terminate it voluntarily only by entering into a closing transaction. There can be no assurance that a continuously liquid secondary market will exist for any particular option at any specific time. Consequently, a Portfolio may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it. Similarly, when a Portfolio writes an OTC option, it generally can close out that option prior to its expiration only by entering into a closing purchase transaction with the dealer to which it originally wrote to option. If a covered call option writer cannot effect a closing transaction, it cannot sell the underlying security or foreign currency until the option expires or the option is exercised. Therefore, the writer of a covered OTC call option may not be able to sell an underlying security even though it might otherwise be advantageous to do so. Likewise, the writer of a secured OTC put option may be unable to sell the securities pledged to secure the put for other investment purposes while it is obligated as a put writer. Similarly, a purchaser of an OTC put or call option might also find it difficult to terminate its position on a timely basis in the absence of a secondary market.

The staff of the Securities and Exchange Commission (“SEC”) has often taken the position that purchased OTC options and the assets used to “cover” written OTC options are illiquid securities. The Portfolios will adopt procedures for engaging in OTC options transactions for the purpose of reducing any potential adverse effect of such transactions on the liquidity of the Portfolios.

Futures Contracts. Each Portfolio, except the Kinetics Government Money Market Portfolio, may buy and sell stock index futures contracts traded on domestic stock exchanges to hedge the value of its portfolio against changes in market conditions. A stock index futures contract is an agreement between two parties to take or make delivery of an amount of cash equal to a specified dollar amount, times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. A stock index futures contract does not involve the physical delivery of the underlying stocks in the index. Although stock index futures contracts call for the actual taking or delivery of cash, in most cases each Portfolio expects to liquidate its stock index futures positions through offsetting transactions, which may result in a gain or a loss, before cash settlement is required.

Each Portfolio will incur brokerage fees when it purchases and sells stock index futures contracts, and at the time a Portfolio purchases or sells a stock index futures contract, it must make a good faith deposit known as the “initial margin”. Thereafter, a Portfolio may need to make subsequent deposits, known as “variation margin”, to reflect changes in the level of the stock index. Each Portfolio may buy or sell a stock index futures contract so long as the sum of the amount of margin deposits on open positions with respect to all stock index futures contracts does not exceed 5% of the Portfolio’s net assets.

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To the extent a Portfolio enters into a stock index futures contract, it will maintain with its custodian bank (to the extent required by the rules of the SEC) assets in a segregated account to cover its obligations. Such assets may consist of cash, cash equivalents, or high quality debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contract and the aggregate value of the initial and variation margin payments.

Risks Associated With Options and Futures. Although each Portfolio, except the Government Money Market Portoflio, may write covered call options and purchase and sell stock index futures contracts to hedge against declines in market value of their portfolio securities, the use of these instruments involves certain risks. As the writer of covered call options, a Portfolio receives a premium but loses any opportunity to profit from an increase in the market price of the underlying securities, though the premium received may partially offset such loss.

Although stock index futures contracts may be useful in hedging against adverse changes in the value of a Portfolio’s investment securities, they are derivative instruments that are subject to a number of risks. During certain market conditions, purchases and sales of stock index futures contracts may not completely offset a decline or rise in the value of a Portfolio’s investments. In the futures markets, it may not always be possible to execute a buy or sell order at the desired price, or to close out an open position due to market conditions, limits on open positions and/or daily price fluctuations. Changes in the market value of each Portfolio’s investment securities may differ substantially from the changes anticipated by the Portfolio when it established its hedged positions, and unanticipated price movements in a futures contract may result in a loss substantially greater than the Portfolio’s initial investment in such a contract.

Successful use of futures contracts depends upon the Adviser’s ability to correctly predict movements in the securities markets generally or of a particular segment of a securities market. No assurance can be given that the Adviser’s judgment in this respect will be correct.

The CFTC and the various exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short position that any person may hold or control in a particular futures contract. Trading limits are imposed on the number of contracts that any person may trade on a particular trading day. An exchange may order the liquidation of positions found to be in violation of these limits and it may impose sanctions or restrictions. These trading and positions limits will not have an adverse impact on a Portfolio’s strategies for hedging its securities.

Distressed Investments

Each Portfolio, other than the Kinetics Government Money Market Portfolio, may invest up to 5% of its assets in securities of companies that are in financial distress (i.e. involved in bankruptcy or reorganization proceedings). These securities may include, among other things, senior or subordinated fixed income securities, common stock, preferred stock, warrants and other kinds of indebtedness. There can be no assurance that the Adviser will correctly evaluate all the factors that could affect the outcome of an investment in these types of securities. Financially distressed securities involve considerable risk that can result in substantial or even total loss on a Portfolio’s investment.

It is often difficult to obtain information as to the true condition of financially distressed securities. These securities are often subject to litigation among the participants in the proceedings for bankruptcy or reorganization. Such investments may also be adversely affected by federal and state laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability and a bankruptcy court’s power to disallow, reduce, subordinate or disenfranchise particular claims. These and other factors contribute to above-average price volatility and abrupt and erratic movements of the market prices of these securities. In addition, the spread between the bid and asked prices of such securities may be greater than normally expected and it may take a number of years for the market price of such securities to reflect their intrinsic value.

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Securities of financially troubled companies require active monitoring and may, at times, require participation in bankruptcy or reorganization proceedings by the Adviser. To the extent that the Adviser becomes involved in such proceedings, the Adviser may have a more active participation in the affairs of the issuer than that assumed generally by a shareholder, and such participation may generate higher legal fees and other transaction costs relating to the investment than would normally be the case.

In bankruptcy and other forms of corporate reorganization, there exists the risk that the reorganization will: (1) be unsuccessful (due to, for example, failure to obtain the necessary approvals); (2) be delayed (for example, until various liabilities, actual or contingent, have been satisfied); or (3) result in a distribution of cash or a new security the value of which will be less than the purchase price of the security in respect to which such distribution was made.

Temporary Investments

Due to the changing nature of the Internet and related companies, the national economy and market conditions, the Internet Portfolio and the Internet Emerging Growth Portfolio may, as a temporary defensive measure, invest without limitation, in short-term debt securities and money market securities with a rating of A2-P2 or higher.

Due to the changing nature of the medical research, biopharmaceutical and treatment industry, the national economy and market conditions, the Medical Portfolio may, as a temporary defensive measure, invest without limitation, in short-term money market securities with a rating of A2-P2 or higher.

In order to have funds available for redemption and investment opportunities, the Portfolios, except the Kinetics Government Money Market Portfolio, may also hold a portion of their assets in cash or U.S. short-term money market instruments. Certificates of deposit purchased by the Portfolios will be those of U.S. banks having total assets at the time of purchase in excess of $1 billion, and bankers’ acceptances purchased by the Portfolios will be guaranteed by U.S. or foreign banks having total assets at the time of purchase in excess of $1 billion. Each Portfolio anticipates that not more than 10% of its total assets will be so invested or held in cash at any given time, except when the Portfolio is in a temporary defensive posture.

Portfolio Turnover

In order to qualify for the beneficial tax treatment afforded regulated investment companies, and to be relieved of Federal tax liabilities, the Portfolios must distribute substantially all of their net income to shareholders generally on an annual basis. Thus, the Portfolios may have to dispose of portfolio securities under disadvantageous circumstances to generate cash or borrow cash in order to satisfy the distribution requirement. The Portfolios do not trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time they have been held. Portfolio turnover rates may vary depending on the volume of buying and selling activities. Rates over 100% are considered high. The Small Cap Opportunities Fund expects to have a portfolio turnover rate greater than 100%. The table below shows the portfolio turnover rates for the past two fiscal years.

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Portfolio turnover rate for:	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003
The Internet Portfolio	42%	69%
The Internet Emerging Growth Portfolio	18%	20%
The Paradigm Portfolio	52%	20%
The Medical Portfolio	13%	16%
The Small Cap Opportunities Portfolio	96%	180%
The Kinetics Government Money Market Portfolio	N/A	N/A

Management of the Portfolios

Board of Trustees

The management and affairs of the Portfolios are supervised by the Board of Trustees of the Trust. The Board consists of the eight individuals, five of whom are not “interested persons” of the Trust as that term is defined in the 1940 Act, as amended. The Trustees are fiduciaries for the Portfolios’ shareholders and are governed by the laws of the State of Delaware in this regard. The Board establishes policies for the operation of the Portfolios and appoints the officers who conduct the daily business of the Portfolios. Officers and Trustees of the Trust are listed below with their addresses, present positions with the Trust and principal occupations over at least the last five years.

Independent Trustees
Name, Address and Age	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee
Steven T. Russell (41) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Director/ Independent Trustee	Indefinite/ 4 years	Attorney and Counselor at Law, Partner Law firm of Russell and Fig (since September 2002); Steven Russell Law Firm (1994 to 2002); Professor of Business Law, Suffolk County Community College (1997 to Present).	12	N/A
Douglas Cohen, C.P.A. (43) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Director/ Independent Trustee	Indefinite/ 4 years	Wagner & Zwerman, LLP Certified Public Accountant (1997 to present); Leon D. Alpern & Co. (1985 to 1997).	12	Director, The Kinetics Fund (2003 to Present); Director Kinetics Health Fund (2004 to present)
William J. Graham, (43) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Director/ Independent Trustee	Indefinite/ 4 years	Attorney, William J. Graham, PC (2001 to present); Braken & Margolin, LLP (1997 to 2001); Gabor & Gabor (1995 to 1997).	12	N/A
Joseph E. Breslin, (51) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Director/ Independent Trustee	Indefinite/ 4 years	Chief Compliance Officer, Aladdin Capital Management; Independent Consultant, Whitehall Asset Management (May 2003 to 2004); Senior Managing Director, Marketing & Sales, Whitehall Asset Management, a financial services company (1999 to May 2003); President, J.E. Breslin & Co., an investment management consulting firm (1994 to 1999).	12	Director of Andrx Corporation; Director, AIP Alternative Strategies Fund
John J. Sullivan, (73) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Director/ Independent Trustee	Indefinite/ 4 years	Retired; Senior Advisor, Long Term Credit Bank of Japan, Ltd.; Executive Vice President, LTCB Trust Company (1987-1999).	12	Director of Board of Governors for The Sky Club; Director, The Kinetics Fund (2003 to Present); Director, Kinetics Health Fund (2004 to Present)

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Interested Trustees & Officers
Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee
Murray Stahl* (51) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Director/Trustee, Secretary	Indefinite/ 4 years	Chairman, FRMO Corp., (2001 to present) and Horizon Asset Management, Inc. (investment adviser) (1994 to Present); Director of Research, Kinetics Asset Management and Kinetics Mutual Funds, Inc.	12	Chairman of Horizon Asset Management; Chairman FRMO Corporation
Peter B. Doyle*(42) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Director/Trustee, President & Chairman of the Board	Indefinite/ 2 years	President, Kinetics Asset Management and Kinetics Fund Distributors, Inc. (2002 to present); Director and Officer, Horizon Asset Management, Inc. (1994 to Present); Chief Investment Strategist, Kinetics Asset Management and Kinetics Mutual Funds, Inc. (1998 to Present).	12	Director, The Kinetics Fund (2001 to present); Director Kinetics Health Fund (2004 to present)
Leonid Polyakov*, (45) 16 New Broadway Sleepy Hollow NY 10591	Director/Trustee & Treasurer of	Indefinite term/ 2 years	CFO, Kinetics Asset Management, Inc. (2000 to Present); Vice President, JP Morgan (1997 to 2000).	12	Director, The Kinetics Fund (2001 to present); Director Kinetics Health Fund (2004 to present)
*Trustees who are considered "interested persons" as defined in Section 2(a)(19) of the 1940 Act because of their association with the Adviser.
**The term “fund complex” refers to the Trust as well as Kinetics Mutual Funds, Inc., which holds itself out as related for investment purposes.

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Board Committees

The Board has two standing committees as described below:

Audit Committee
Members	Description	# of Meetings during Past Fiscal Year
Joseph E. Breslin Douglas Cohen William J. Graham Steven T. Russell John J. Sullivan	Responsible for advising the full Board with respect to accounting, auditing and financial matters affecting the Portfolios.	The Committee met twice during the year ended December 31, 2004.

Pricing Committee
Members	Description	# of Meetings during Past Fiscal Year
Joseph E. Breslin Douglas Cohen William J. Graham Steven T. Russell John J. Sullivan
Responsible for (1) monitoring the valuation of the Portfolios’ securities and other investments; and (2) as required by the Portfolios’ valuation policies, when the full Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors, which determinations shall be reported to the full Board.
The Committee did not meet during the year ended December 31, 2004.

Board Interest in the Portfolios

As of December 31, 2004, no Trustee held any interest in the Portfolios. However, as of December 31, 2004, the Trustees owned the following amounts of each series (the “Funds”) of Kinetics Mutual Funds, Inc. (the “Company”):

Name of Director/Trustee	Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in All Funds/Portfolios Overseen by Trustee
INDEPENDENT DIRECTORS/TRUSTEES
Steven T. Russell	None	None
Douglas Cohen, C.P.A.	Paradigm Fund $10,001-$50,000 Medical Fund $1,000-$10,000	$10,001-$50,000
William J. Graham	None	None
Joseph E. Breslin	Paradigm Fund $10,001-$50,000	$10,001-$50,000
John J. Sullivan	None	None

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INTERESTED DIRECTORS/TRUSTEES
Murray Stahl	Paradigm Fund $10,001-$50,000 Small Cap Opportunities Fund $10,00-$50,000	$10,001-$50,000
Leonid Polyakov	Internet Fund $1-$10,000 Internet Emerging Fund $10,001-$50,000 Paradigm Fund $50,001-$100,000 Medical Fund $10,001-$50,000 Small Cap Opportunities Fund $10,001-$50,000	Over $100,000
Peter B. Doyle	Internet Fund $10,001-$50,000 Paradigm Fund Over $100,000 Small Cap Opportunities Fund $50,001-$100,000	Over $100,000

Compensation

For their service as Directors of the Company and Trustees of the Trust, the Independent Directors/Independent Trustees receive an aggregate fee of $15,000 per year and $1,000 per meeting attended (including Pricing or Audit Committee Meetings), as well as reimbursement for expenses incurred in connection with attendance at such meetings. In addition, each Committee Chairman of the Company and the Trust (such as the Audit Committee or Pricing Committee) receives an additional fee of $5,000 per year for his service as chairman. The “interested persons” who serve as Directors of the Company or Trustees of the Trust receive no compensation for their service as Directors or Trustees. None of the executive officers receive compensation from the Funds or the Portfolios except the Trust’s Chief Compliance Officer. The following tables provide compensation information for the Directors/Trustees for the year-ended December 31, 2004.

Kinetics Portfolios Trust
Compensation Table

Name and Position	Aggregate Compensation From Funds/Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Trustees**
Murray Stahl* Director	None	None	None	None
Peter B. Doyle* Director/Trustee	None	None	None	None
Leonid Polyakov*, Director/Trustee	None	None	None	None
Steven T. Russell Independent Director	$20,000	None	None	$20,000
Douglas Cohen, CPA Independent Director	$25,000	None	None	$25,000
William J. Graham Independent Director	$20,000	None	None	$20,000
Joseph E. Breslin Independent Director	$25,000	None	None	$25,000
John J. Sullivan Independent Director	$20,000	None	None	$20,000
* “Interested person” as defined under the 1940 Act.
** Includes compensation paid by the Company.

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Management Ownership

The percentage of a Portfolio’s interests owned or controlled by the executive officers and/or Trustees of the Portfolios is less than 1% of the interest of each Portfolio.

Control Persons and Principal Holders of Securities

Each Portfolio is a master fund in a master/feeder structure in which feeder funds invest all of their investable assets in corresponding Portfolios of the Trust. Therefore, each feeder fund owns all of the beneficial interests of each corresponding Portfolio. Set forth in the table below are the feeder funds that invest in each Portfolio.

Name of Record Holder (Feeder Fund)	Portfolio	Beneficial Interest as of March 31, 2005
The Internet Fund	The Internet Portfolio	100%
The Internet Emerging Growth Fund	The Internet Emerging Growth Portfolio	100%
The Paradigm Fund	The Paradigm Portfolio	100%
The Medical Fund	The Medical Portfolio	100%
The Small Cap Opportunities Fund	The Small Cap Opportunities Portfolio	100%
The Kinetics Government Money Market Fund	The Kinetics Government Money Market Portfolio	100%

Proxy Voting Policies

The Portfolios have delegated their authority to vote proxies to the Adviser, subject to the supervision of the Board of Trustees. The Portfolios believe that the Adviser is in a better position to monitor corporate actions, analyze proxy proposals, make voting decisions and ensure that proxies are submitted promptly. The Adviser’s proxy voting policies are summarized below.

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Policies of the Investment Adviser

It is the Adviser’s policy to vote all proxies received by the Portfolios in a timely manner. Upon receiving each proxy, the Adviser will review the issues presented and make a decision to vote for, against or abstain on each of the issues presented in accordance with the proxy voting guidelines that it has adopted. The Adviser will consider information from a variety of sources in evaluating the issues presented in a proxy. One of the key factors the Adviser considers when determining the desirability of investing in a particular company is the quality and depth of its management. Therefore, the Adviser follows the recommendations of management and generally supports policies, plans and structures that it believes gives quality management teams appropriate latitude to run the business in a way that is likely to maximize value for owners. Conversely, the Adviser generally opposes proposals that clearly have the effect of restricting the ability of shareholders to realize the full potential value of their investment.

The Adviser has designated a Proxy Administrator who will be responsible for ensuring that all proxy matters are communicated to the portfolio managers and Chief Investment Strategist for consideration. The Proxy Administrator will then vote the proxies consistent with the instructions by a portfolio manager or Chief Investment Strategist, and the guidelines adopted by the Adviser. In addition, the Proxy Administrator shall be responsible for establishing positions with respect to corporate governance and other proxy issues. The Proxy Administrator also reviews questions and responds to inquiries from clients and mutual fund shareholders pertaining to proxy issues and corporate responsibility.

Conflicts of Interest

The Adviser’s duty is to vote in the best interests of the Portfolios’ shareholders. In situations where the Adviser perceives a material conflict of interest, the Adviser may disclose the conflict to the relevant clients; defer to the voting recommendation of the clients or of an independent third party provider of proxy services; send the proxy directly to the clients for a voting decision; or take such other action in good faith, in consultation with counsel, to determine the appropriate method to resolve the conflict in the interest of clients, based upon the particular facts and circumstances. With respect to investment company clients, conflicts may arise as to votes involving the investment adviser, the underwriter, their affiliates or affiliates of the investment company. In such cases, the Adviser will follow the voting guidelines described herein, including the process for handling conflicts. Under normal circumstances, if a conflict is determined not to be material, the Adviser will vote the proxy in accordance with this policy. The method selected by the Adviser to vote proxies in the presence of a conflict may vary depending upon the facts and circumstances of each situation and the requirement of applicable law. In all such cases, the Adviser will take steps designed to ensure that the decision to vote the proxies was based on the client’s best interest and was not a product of the conflict.

More Information

The Portfolios’ actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 (starting with the year ending June 30, 2004) will be available without charge, upon request by calling toll-free, (800) 930-3828 or by accessing the SEC’s website at www.sec.gov. In addition, a copy of the Portfolios’ proxy voting policies and procedures are also available by calling toll-free (800) 930-3828 and will be sent within three business days of receipt of a request.

Investment Adviser

Kinetics Asset Management, Inc. (“Kinetics” or the “Adviser”) is a New York corporation that serves as the investment adviser to the Portfolios.

The Board of the Trustees of the Trust, on behalf of the Portfolios, approved management and advisory contracts (the “Agreements”) with Kinetics. These Agreements continue on a year-to-year basis provided that specific approval is voted at least annually by the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Portfolios. In either event, it must also be approved by a majority of the Trustees of the Portfolios who are neither parties to the Agreement nor “interested persons” as defined in the 1940 Act at a meeting called for the purpose of voting on such approval. The Adviser’s investment decisions are made subject to the direction and supervision of the Board of Trustees. The Agreements may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolios. Ultimate decisions as to a Portfolio’s investment policies are made by the Portfolio’s officer and the Trustees.

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Under the Agreements, Kinetics furnishes investment advice to the Portfolios by continuously reviewing the securities portfolios and recommending to the Portfolios to what extent securities should be purchased or sold. Pursuant to the Agreement, the Adviser:

(1)	renders research, statistical and advisory services to the Portfolios;
(2)	makes specific recommendations based on the Portfolios’ investment requirements;
(3)	pays the salaries of those of the Portfolios’ employees who may be officers or directors or employees of the Adviser.

At a meeting of the Board of Trustees held on March 7, 2005, the Board, including all of the Independent Trustees, approved the Agreements with respect to the Portfolios. In reaching a decision to renew the Agreements, the Board, including all of the Trustees who are not interested persons under the Investment Company Act of 1940 (the “Independent Trustees”), considered, among others (1) the nature, extent and quality of the services provided by the Adviser; (2) the performance of the Portfolios over 6 and 9 months and three and five year periods ended December 31, 2004 compared to the median of its relevant Lipper, Inc. (“Lipper”) peer group, additional peer group information for the Medical Portfolio provided by the Advisor for the period from September 30, 1999 to December 31, 2004, and the methodology used to arrive at the Portfolios included in the peer groups; (3) the contractual and actual compensation to be paid under the Agreements as compared to the compensation paid to relevant Lipper peer groups; (4) the expense ratios of the Portfolios, with expense waivers, as compared to expense ratios for relevant peer groups of Lipper portfolios; (5) the qualifications of the Adviser’s personnel, portfolio management capabilities and investment methodologies; (6) the Adviser’s operations, compliance program and policies with respect to Code of Ethics; (7) the financial condition of the Adviser; (8) the cost of services to be provided by the Adviser and the Adviser’s profitability from each Portfolio for the years ended December 31, 2004; (9) “fall-out” benefits to the Adviser and its affiliates from the relationship with the Portfolios; (10) the extent to which economies of scale are relevant given the Portfolios’ current asset size and current asset growth potential; and (11) that each Portfolio other than the Government Money Market Portfolio is designed for long-term investors. The Lipper peer group information was provided by U.S. Bancorp Fund Services, LLC, the Company’s administrator.

Based on the factors considered, the disinterested Trustees concluded that it was appropriate to renew the Agreements.

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Advisory Fees

For the above services, each Portfolio has agreed to pay to Kinetics an annual fee of 1.25% (or 0.50% in the case of the Kinetics Government Money Market Portfolio) of the Portfolio’s average daily net assets. All fees are computed on the average daily closing net asset value (“NAV”) of the Portfolios and are payable monthly. During the fiscal years ended December 31, 2004, 2003, and 2002 the Adviser was paid the following amounts:

Advisory Fees	2004	2003	2002
The Internet Portfolio	$2,583,594	$3,143,330	$3,576,756
The Internet Emerging Growth Portfolio	$54,196	$50,073	$50,407
The Paradigm Portfolio	$995,982	$353,840	$128,231
The Medical Portfolio	$282,481	$324,322	$371,982
The Small Cap Opportunities Portfolio	$287,854	$222,996	$93,445
The Kinetics Government Money Market Portfolio	$10,117	$246,423	$469,423

Of the advisory fees, the following fees were waived and expenses reimbursed:

Waiver and Reimbursement	2004	2003	2002
The Internet Portfolio	N/A	N/A	N/A
The Internet Emerging Growth Portfolio	$32,794	$36,201	$42,179
The Paradigm Portfolio	$290,017	$143,087	$23,983
The Medical Portfolio	$33,541	N/A	N/A
The Small Cap Opportunities Portfolio	$67,248	N/A	15,857
The Kinetics Government Money Market Portfolio	$22,973	$188,162	$53,036

Kinetics has also entered into a Research Agreement with Horizon Assets Management, Inc. (“Horizon”) and is solely responsible for the payment of all fees owing to Horizon.

Fees of the custodian, administrator, fund accountant and transfer agent are paid by the Funds or by the Portfolios or by the Funds and the Portfolios jointly, as more fully described below. The Funds pay all other expenses, including:

•	fees and expenses of directors not affiliated with the Adviser;
•	legal and accounting fees;
•	interest, taxes, and brokerage commissions; and
•	record keeping and the expense of operating its offices.

Private Placement Agent

Kinetics Funds Distributor, Inc. (“KFDI”), serves as the private placement agent for the beneficial interests of the Portfolio on a best efforts basis. KFDI is a registered broker-dealer and member of the National Association of Securities Dealers, Inc. Beneficial interests in the Portfolio are issued continuously.

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Portfolio Managers

Mr. Peter Doyle
Mr. Peter Doyle serves as the primary Portfolio Manager of the Internet Portfolio, the Co-Portfolio Manager of the Paradigm Portfolio and the Small Cap Opportunities Portfolio. The following provides information regarding other accounts managed by Mr. Doyle as of December 31, 2004:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	2	$190 Million	0	$0
Other Pooled Investment Vehicles	2	$1.3 Million	2	$0
Other Accounts	64 at Kinetics; 40 at Horizon	$18 Million; $35 Million	0	$0

Mr. Doyle’s compensation in his various Portfolio Manager positions with the Portfolios is a fixed salary that is set by industry standards. Mr. Doyle’s salary is not based on Portfolio performance, but he does receive a bonus as part of his compensation. Bonuses are calculated based on the employee’s general contribution to the Adviser’s business.

Mr. Steven Tuen
Mr. Steven Tuen is the lead Portfolio Manager for the Emerging Growth Fund, an Assistant Portfolio Manager of the Internet Portfolio, and a member of the investment team for the Paradigm Portfolio and the Small Cap Opportunities Portfolio. The following provides information regarding other accounts managed by Mr. Tuen as of December 31, 2004:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	2	$168 Million	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Mr. Tuen’s compensation in his various Portfolio Manager positions with the Portfolios is a fixed salary that is set by industry standards. Mr. Tuen’s salary is not based on Portfolio performance, but he does receive a bonus as part of his compensation. Bonuses are calculated based on the employee’s general contribution to the Adviser’s business.

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Mr. Murray Stahl
Mr. Murray Stahl serves as the Co-Portfolio Manager for the Paradigm Portfolio and the Assistant Portfolio Manager for the Small Cap Opportunities Portfolio.

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	1	$95 Million	0	$0
Other Pooled Investment Vehicles	4	$149 Million	4	$0
Other Accounts	2, 291 - Chief Investment Officer for Horizon	$2.08 billion - all of Horizon	0	$0

Mr. Stahl’s compensation in his various Portfolio Manager positions with the Portfolios is a fixed salary that is set by industry standards. Mr. Stahl’s salary is not based on Portfolio performance, but he does receive a bonus as part of his compensation. Bonuses are calculated based on the employee’s general contribution to the Adviser’s business.

Ms. Tina Larsson
Ms. Tina Larsson is a member of the investment team for the Paradigm Portfolio and the Small Cap Opportunities Portfolio.

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	72	$13 Million	0	$0

Ms. Larsson’s compensation as a member of the investment team with the Portfolios is a fixed salary that is set by industry standards. Ms. Larsson’s salary is not based on Portfolio performance, but she does receive a bonus as part of her compensation. Bonuses are calculated based on the employee’s general contribution to the Adviser’s business.

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Mr. B. Paul Abel
Mr. B. Paul Abel is the lead Portfolio Manager for the Medical Portfolio. He has been a Portfolio Manager with the Adviser since 1998.

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	1	$18.6 Million	0	$0
Other Pooled Investment Vehicles	1	$239,000	1	$0
Other Accounts	0	$0	0	$0

Mr. Abel’s compensation as a Portfolio Manager with the Medical Portfolio is a fixed salary that is set by industry standards. Mr. Abel’s salary is not based on Portfolio performance, but she does receive a bonus as part of her compensation. Bonuses are calculated based on the employee’s general contribution to the Adviser’s business.

As of the date of this SAI, the Portfolio Managers beneficially owned shares of the Portfolios as follows:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Funds (None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, Over $100,000)
	Internet Fund	Internet Emerging Fund	Paradigm Fund	Medical Fund	Small Cap Opportunities Fund
Peter Doyle	$10,001-$50,000	N/A	Over $100,000	N/A	$50,001-$100,000
Steven Tuen,	$1-$10,000	$1-$10,000	$1-$10,000	N/A	None
Murray Stahl	N/A	N/A	$10,001-$50,000	N/A	$10,001-$50,000
B. Paul Abel	N/A	N/A	N/A	None	N/A
Tima Larsson	N/A	N/A	$10,001-$50,000	N/A	$1-$10,000

Material Conflicts of Interest.

The Advisers’ portfolio managers are often responsible for managing one or more of the Portfolios, as well as other accounts, including separate accounts and other pooled investment vehicles. A portfolio manager may manage a separate account or other pooled investment vehicle that may have a materially higher or lower fee arrangement with an affiliate of the Adviser than a Portfolio. The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible that due to varying investment restrictions among accounts that certain investments could be made for some accounts and not others or conflicting investment positions could be taken among accounts and for other reasons. The Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. It seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

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Administrative Services

U.S. Bancorp Fund Services, LLC (“U.S. Bancorp”) currently serves as Administrator of the Funds and the Portfolios. U.S. Bancorp previously provided certain sub-administrative services to the Portfolios. U.S. Bancorp replaced Kinetics as Administrator. The Administrator is entitled to receive annual fees, which are payable monthly, based on each Fund’s and each Portfolio’s average net assets. During the fiscal year ended December 31, 2004, 2003, and 2002 the Funds and the Portfolios paid Kinetics and U.S. Bancorp the following aggregate amounts for administrative services:

Administrative Services Fees	2004	2003	2002
The Internet Fund/Portfolio	$403,583	$457,333	$564,047
The Internet Emerging Growth Fund/Portfolio	$8,429	$7,733	$7,783
The Paradigm Fund/Portfolio	$139,387	$61,757	$20,446
The Medical Fund/Portfolio	$45,175	$48,145	$57,824
The Small Cap Opportunities Fund/Portfolio	$40,845	$34,593	$14,011
The Kinetics Government Money Market Fund/Portfolio	$1,377	$90,505	$182,102

U.S. Bancorp, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, also serves as the Funds’ accountant and transfer agent. As such, U.S. Bancorp provides certain shareholder services and record management services as well as acting as the Portfolios’ dividend disbursement agent.

Administrative services include, but are not limited to, providing office space, equipment, telephone facilities, various personnel, including clerical and supervisory, and computers, as is necessary or beneficial to:

▪	establish and maintain shareholders’ accounts and records,
▪	process purchase and redemption transactions,
▪	process automatic investments of client account cash balances,
▪	answer routine client inquiries regarding the Portfolios,
▪	assist clients in changing dividend options,
▪	account designations, and addresses, and
▪	providing such other services as the Portfolios may reasonably request.

Custodian

U.S. Bank, N.A. (“U.S. Bank”) is custodian for the securities and cash of the Portfolios. Under a Custody Agreement, U.S. Bank holds the Portfolios’ assets in safekeeping and keeps all necessary records and documents relating to its duties.

Codes of Ethics

The Trust, Kinetics and KFDI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act that permit investment personnel subject to the particular Code of Ethics to invest in securities, including securities that may be purchased or held by the Portfolios, for their own accounts.

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Valuation of the Portfolios

Unless otherwise noted, the following applies to all the Portfolios except the Kinetics Government Money Market Portfolio.

Beneficial interests in the Portfolios are sold on a continual basis at the NAV per share next computed following acceptance of an order by the Portfolios. The Portfolios’ NAV is determined at the close of normal trading (currently 4:00 p.m. Eastern Time) on each day the New York Stock Exchange (“NYSE”) is open for trading. The NYSE is closed on the following holidays: New Year’s Day, Martin Luther King, Jr.’s Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For all Portfolios except the Kinetics Government Money Market Portfolio, the Portfolios’ investment securities are valued each day at the last quoted sales price on the securities principal exchange. If market quotations are not readily available, securities will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees. The Portfolios may use independent pricing services to assist in calculating the NAV of the Portfolio’s shares.

The Portfolios’ investment securities that are listed on a U.S. securities exchange or NASDAQ for which market quotations are readily available are valued using the NASDAQ Official Closing Price (“NOCP”). Price information on listed securities is taken from the exchange where the security is primarily traded. Options, futures, unlisted U.S. securities and listed U.S. securities not traded on the valuation date for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked price.

Trading in foreign securities may be completed at times when the NYSE is closed. In computing the NAV of each Portfolio that trades foreign securities, the value of a foreign security is determined as of the close of trading on the foreign exchange on which it is principally traded or as of the scheduled close of trading on the NYSE, whichever is earlier, as provided by the approved pricing services or other alternate sources. In the absence of sales, the last available mean price between the closing bid and asked prices will be used. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees. Values of foreign securities are translated from the local currency into U.S. dollars on the bases of the foreign currency exchange rates, as provided by an independent pricing service or reporting agency, generally prior to the close of the NYSE. Occasionally, events affecting the value of foreign securities and such exchange rates occur between the time at which they are determined and the close of the NYSE, which events would not be reflected in the computation of a Fund’s net asset value. If events materially affecting the value of such securities or currency exchange rates occur during such time period, the securities will be valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

Fixed-income securities (other than obligations having a maturity of 60 days or less) are normally valued on the basis of quotes obtained from pricing services, which take into account appropriate factors such as institutional sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. Fixed-income securities purchased with remaining maturities of 60 days or less are valued at amortized cost if it reflects fair value. In the event that amortized cost does not reflect market, market prices as determined above will be used. Other assets and securities for which no quotations are readily available (including restricted securities) will be valued in good faith at fair value using methods determined by the Board of Trustees of the Portfolios.

Beneficial interests in the Kinetics Government Money Market Portfolio are sold on a continual basis at the NAV per share, which is determined by the Portfolio as of 12:00 p.m. Eastern time each day the NYSE is open for unrestricted business. The Kinetics Government Money Market Portfolio will utilize the amortized cost method in valuing its portfolio securities. This method involves valuing a security at its cost adjusted by a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The purpose of this method of calculation is to facilitate the maintenance of a consistent net asset value per share for the Kinetics Government Money Market Portfolio of $1.00. However, there is no assurance that the $1.00 net asset value per share will be maintained.

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Portfolio Holdings Information

The Trust, on behalf of the Portfolios, maintains policies and procedures relating to selective disclosure of portfolio holdings (“Portfolio Holdings Policies”) that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the portfolio investments held by the Portfolios. These Portfolio Holdings Policies have been approved by the Board of Trustees of the Trust on behalf of the Portfolios. Disclosure of the Portfolios’ complete holdings made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q. These reports are available, free of charge, on the EDGAR database on the SEC’s web-site at www.sec.gov. Under the Portfolio Holdings Policies, neither the Trust nor any of its representatives may solicit or accept any compensation or other consideration in connection with Portfolio Holdings.

The Adviser only discloses information concerning securities held by the Portfolios under the following circumstances:

•	twenty business days after the end of the Company’s calendar month, the Adviser posts the top fifteen (15) securities held by each Portfolio on the Trust’s website and their respective percentage of the Portfolio; and
•	as required by the federal securities laws, the Portfolio will disclose portfolio holdings in their applicable regulatory filings, including shareholder reports, reports on Forms N-CSR and N-Q or such other filings, reports or disclosure documents as the applicable regulatory authorities may require.

Portfolio holdings information that is not filed with the SEC or posted on the Trust’s website may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential and are prohibited from trading on the information they receive. Disclosure to such third parties must be approved in advance by the Trust’s or Adviser’s President. The Administrator is responsible for portfolio holdings disclosure to third party service providers of auditing, custody, proxy voting and other similar services for the Funds, as well as rating and ranking organizations, which will generally be permitted; however, information may be disclosed to other third parties (including, without limitation, individuals, institutional investors, and intermediaries that sell shares of the Funds,) only upon approval by the Trust’s or Adviser’s President, who must first determine that the Fund has a legitimate business purpose for doing so. In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality. In accordance with the policy, the identity of those recipients who receive non-public portfolio holdings information on an ongoing basis is as follows: the Trust’s Adviser, the Trust’s transfer agent and Administrator - U.S. Bancorp Fund Services, LLC, the Trust’s independent registered public accounting firm, the Trust’s custodian, the Trust’s legal counsel and the Trust’s proxy voting service. Such holdings are released on conditions of confidentiality, which include appropriate trading prohibitions. “Conditions of confidentiality” include confidentiality terms included in written agreements, implied by the nature of the relationship (e.g. attorney-client relationship), or required by fiduciary or regulatory principles (e.g., custody services provided by financial institutions). Portfolio holdings may also be provided earlier to shareholders and their agents who receive redemptions in kind that reflect a pro rata allocation of all securities held in the portfolio.  Third party providers of custodial or accounting services to the funds may release non-public portfolio holdings information of the Funds only with the permission of the Administrator. From time to time portfolio holdings information may be provided to broker-dealers solely in connection with a Fund seeking portfolio securities trading suggestions. In providing this information reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken to avoid any potential misuse of the disclosed information.

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The Trust’s Portfolio Holdings Policy sets forth the third parties who receive portfolio holdings information pursuant to ongoing arrangements. Furthermore, the Policy can only be revised by Board approval. The Board will be notified by Kinetics and the Administrator if disclosures are made concerning the Trust’s portfolio holdings in contravention of the Trust’s Portfolio Holdings Policy.

In determining the existence of a legitimate business purpose, and in order to ensure that the disclosure of the Trust’s portfolio holdings is in the best interests of the Trust’s shareholders, the following factors, and any additional relevant factors, shall be considered by the Trust or its service providers when disclosing non-public portfolio holdings information to selected third parties: (1) whether the disclosure is consistent with the anti-fraud provisions of the federal securities laws; and (2) avoidance of any conflicts of interest between the interests of the Trust’s shareholders and the service providers.

Purchasing of Beneficial Interests in the Portfolios

Beneficial interests in the Portfolios are sold without a sales load, at the NAV next determined after an order is received by the Portfolios. Investments in the Portfolios are sold solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, insurance company separate accounts, and certain qualified pension and retirement plans. The Registration Statement of which this SAI is a part does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios. The Portfolios reserve the right to cease accepting investments at any time or to reject any investment order.

Redemption of Beneficial Interests in the Portfolios

An investor in the Portfolios may withdrawal all or any portion of its investment at the NAV next determined after a redemption request in good order is received by a Portfolio. The proceeds of a redemption will be paid by the Portfolios in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

The Portfolios reserve the right to pay the redemption price of beneficial interests in kind, i.e. in readily marketable securities. Unless requested by an investor or deemed by the Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolios will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

Brokerage

Each Portfolio’s assets are invested by the Adviser in a manner consistent with the Portfolio’s investment objective, strategies, policies and restrictions and with any instructions the Board of Trustees may issue from time to time. Within this framework, the Adviser is responsible for making all determinations as to the purchase and sale of portfolio securities and for taking all steps necessary to implement securities transactions on behalf of each Portfolio.

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Transactions on U.S. stock exchanges, commodities markets and futures markets and other agency transactions may involve the payment by the Adviser on behalf of the Portfolios of negotiated brokerage commissions. Such commissions vary among different brokers. A particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign investments often involve the payment of fixed brokerage commissions, which may be higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Adviser usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Adviser on behalf of the Portfolios includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

U.S. Government securities generally are traded in the over-the-counter market through broker-dealers. A broker-dealer is a securities firm or bank that makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a spread.

In placing orders for the purchase and sale of portfolio securities for the Portfolios, the Adviser seeks to obtain the best price and execution, taking into account such factors as price, size of order, difficulty and risk of execution and operational facilities of the firm involved. For securities traded in the over-the-counter markets, the Adviser deals directly with the dealers who make markets in these securities unless better prices and execution are available elsewhere. The Adviser negotiates commission rates with brokers based on the quality and quantity of services provided in light of generally prevailing rates, and while the Adviser generally seeks reasonably competitive commission rates, the Portfolios do not necessarily pay the lowest commissions available. The Board of Trustees periodically reviews the commission rates and allocation of orders.

When consistent with the objectives of best price and execution, business may be placed with broker-dealers who furnish investment research or services to the Adviser. Such research or services include advice, both orally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Portfolios from these transactions. The Adviser believes that most research services obtained by it generally benefit several or all of the investment companies and private accounts which it manages, as opposed to solely benefiting one specific managed fund or account.

The Trust, on behalf of a Portfolio, may also enter into arrangements, commonly referred to as “broker/service arrangements” with broker-dealers pursuant to which a broker-dealer agrees to pay the cost of certain products or services provided to the Portfolio in exchange for fund brokerage. Under a typical brokerage/service arrangement, a broker agrees to pay a portion of the Portfolio’s custodian, administrative or transfer agency fees, and, in exchange, the Portfolio agrees to direct a minimum amount of brokerage to the broker. The Adviser, on behalf of the Trust, usually negotiates the terms of the contract with the service provider, which is paid directly by the broker.

The Portfolios may direct certain portfolio trades to unaffiliated brokers who pay a portion of the commissions for those trades in cash to the applicable Portfolio that generated the commission. Prior to April 1, 2005, the Portfolios also had such an agreement with a broker/dealer affiliated with the Adviser. For the year ended December 31, 2004, the total expenses of the Portfolios were reduced by $117,143, $2,295, $75,638, $1,949 and $79,000, for the Internet Portfolio, Internet Emerging Portfolio, Paradigm Portfolio, Medical Portfolio and Small Cap Opportunities Portfolio, respectively, by using directed brokerage credits.

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The same security may be suitable for a Portfolio, another portfolio series of the Trust or other private accounts managed by the Adviser. If and when a Portfolio and two or more accounts simultaneously purchase or sell the same security, the transactions will be allocated as to price and amount in accordance with arrangements equitable to the Portfolio and the accounts. The simultaneous purchase or sale of the same securities by the Portfolio and other accounts may have a detrimental effect on the Portfolio, as this may affect the price paid or received by a Portfolio or the size of the position obtainable or able to be sold by the Portfolio.

The following table represents the total brokerage commissions paid by the Portfolios for the years ended December 31, 2004, 2003, and 2002, respectively:

Total Brokerage Commissions Paid	2004	2003	2002
The Internet Portfolio	$440,708	$426,013	$374,565
The Internet Emerging Growth Portfolio	$4,394	$1,011	$2,557
The Paradigm Portfolio	$213,096	$169,475	$31,888
The Medical Portfolio	$13,661	$25,642	$25,707
The Small Cap Opportunities Portfolio	$154,877	$252,244	$84,206
The Kinetics Government Money Market Portfolio	N/A	N/A	N/A

The following table represents the total brokerage commissions paid to affiliated broker-dealers (Rule 17-e transactions) by the Portfolios for the years ended December 31, 2004, 2003, and 2002, respectively:

Total Affiliated Brokerage Commissions Paid	2004	2003	2002
The Internet Portfolio	$324,320	$224,546	$76,050
The Internet Emerging Growth Portfolio	$3,850	$234	$888
The Paradigm Portfolio	$52,578	$54,146	$11,116
The Medical Portfolio	$7,372	$3,676	$2,280
The Small Cap Opportunities Portfolio	$43,042	$130,092	$34,872
The Kinetics Government Money Market Portfolio	N/A	N/A	N/A

Taxes

The Portfolios will be classified for federal income tax purposes as partnerships that are not “publicly traded partnerships.” As a result, the Portfolios are not subject to federal income tax; instead, each holder of beneficial interest in a Portfolio (“Interestholder”) is required to take into account in determining its federal income tax liability its share of the particular Portfolio’s income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from a Portfolio. The Portfolios are also not subject to Delaware income or franchise tax.

An Interestholder is deemed to own a proportionate share of that Portfolio’s assets and to earn a proportionate share of that Portfolio’s income, for, among other things, purposes of determining whether the Interestholder satisfies the requirements to qualify as a regulated investment company (“RIC”). Accordingly, the Portfolios intend to conduct their operations so that their Interestholders that invest substantially all of their assets in a Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an Interestholder from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the Interestholder’s recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the Interestholder’s basis for its interest in a Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the Interestholder’s entire interest in a Portfolio and includes a disproportionate share of any unrealized receivables held by a Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the Interestholder’s basis for its interest in a Portfolio prior to the distribution; and (4) gain or loss may be recognized on a distribution to an Interestholder that contributed property to a Portfolio. An Interestholder’s basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in a Portfolio, increased by the Interestholder’s share of that Portfolio’s income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the Interestholder and (b) the Interestholder’s share of the Portfolio’s losses and other deductions.

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The income tax consequences to a non-U.S. Interestholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. Interestholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty. Non-U.S. Interestholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolios.

The foregoing discussion relates only to federal income tax law. Income from the Portfolios also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, state and local taxation.

Independent Registered Public Accounting Firm

Tait, Weller & Baker, 1818 Market Street, Suite 2400, Philadelphia, PA 19103 serves as the Portfolios’ independent registered public accounting firm. Their services include examination of the Portfolios’ financial statements and the performance of other related audit and tax services.

Financial Statements

The audited financial statements for the Portfolios are incorporated by reference to the Funds’ Annual Reports for the year ended 2004, as filed with the Securities and Exchange Commission.

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APPENDIX A

DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

A Standard & Poor’s short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor’s for short-term issues:

“A-1” - Obligations are rated in the highest category and indicate that the obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2” - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3” - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B” - Obligations have significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C” - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D” - Obligations are in payment default. The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor’s capacity to repay Foreign Currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign Currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. These obligations have an original maturity not exceeding thirteen months, unless explicitly noted. The following summarizes the rating categories used by Moody’s for short-term obligations:

“P-1” - Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

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“P-2” - Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3” - Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term debt obligations.

“NP” - Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch Ratings, Inc. (“Fitch”) short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

“F1” - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added “+” to denote any exceptionally strong credit feature.

“F2” - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F3” - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B” - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C” - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

“D” - Securities are in actual or imminent payment default.

The following summarizes the ratings used by Dominion Bond Rating Service Limited (“DBRS”) for commercial paper and short-term debt:

“R-1 (high)” - Short-term debt rated “R-1 (high)” is of the highest credit quality, and indicates an entity possessing an unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability that is both stable and above average. Companies achieving an “R-1 (high)” rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which DBRS has established for an “R-1 (high)”, few entities are strong enough to achieve this rating.

“R-1 (middle)” - Short-term debt rated “R-1 (middle)” is of superior credit quality and, in most cases, ratings in this category differ from “R-1 (high)” credits by only a small degree. Given the extremely tough definition which DBRS has established for the “R-1 (high)” category, entities rated “R-1 (middle)” are also considered strong credits which typically exemplify above average strength in key areas of consideration for timely repayment of short-term liabilities.

“R-1 (low)” - Short-term debt rated “R-1 (low)” is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios are not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

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“R-2 (high)” - Short-term debt rated R-2 (high) is considered to be at the upper end of adequate credit quality. The ability to repay obligations as they mature remains acceptable, although the overall strength and outlook for key liquidity, debt, and profitability ratios are not as strong as credits rated in the R-1 (low) category. Relative to the latter category, other shortcomings often include areas such as stability, financial flexibility, and the relative size and market position of the entity within its industry.

“R-2 (middle) - Short-term debt rated R-2 (middle) is considered to be of adequate credit quality. Relative to the R-2 (high) category, entities rated R-2 (middle) typically have some combination of higher volatility, weaker debt or liquidity positions, lower future cash flow capabilities, or hold a weaker industry position. Ratings in this category would also be more vulnerable to adverse changes in financial and economic conditions.

“R-2 (low)” - Short-term debt rated R-2 (low) is considered to be of only just adequate credit quality, one step up from being speculative. While not yet defined as speculative, the R-2 (low) category signifies that although, repayment is still expected, the certainty of repayment could be impacted by a variety of possible adverse developments, many of which would be outside of the issuer’s control. Entities in this area often have limited access to capital markets and may also have limitations in securing alternative sources of liquidity, particularly during periods of weak economic conditions.

“R-3 (high)”, “R-3 (middle)”, “R-3 (low)” - Short-term debt rated “R-3” is speculative, and within the three subset grades, the capacity for timely payment ranges from mildly speculative to doubtful. “R-3” credits tend to have weak liquidity and debt ratios, and the future trend of these ratios is also unclear. Due to its speculative nature, companies with “R-3” ratings would normally have very limited access to alternative sources of liquidity. Earnings and cash flow would typically be very unstable, and the level of overall profitability of the entity is also likely to be low. The industry environment may be weak, and strong negative qualifying factors are also likely to be present.

“D” - Short-term debt rated “D” is in arrears. A security rated D implies the issuer has either not met a scheduled payment or the issuer has made it clear that it will be missing such a payment in the near future. In some cases, DBRS may not assign a D rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation. Once assigned, the D rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued, or reinstated by DBRS.

Long-Term Credit Ratings

The following summarizes the ratings used by Standard & Poor’s for long-term issues:

“AAA” - An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA” - An obligation rated “AA” differs from the highest rated obligations only in small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A” - An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB” - An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

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Obligations rated “BB,” “B,” “CCC,” “CC”, and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB” - An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B” - An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB,” but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC” - An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC” - An obligation rated “CC” is currently highly vulnerable to nonpayment.

“C” - The “C” rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

“D” - An obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payment will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

“r” - The symbol “r” is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

“N.R.” - An “N.R.” attached to an obligation indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

- PLUS (+) OR MINUS (-) - The ratings from “AA” through “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa” - Obligations rated “Aaa” are judged to be of the highest quality, with minimal credit risk.

“Aa” - Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A” - Obligations rated “A” are considered upper-medium grade and are subject to low credit risk.

“Baa” - Obligations rated “Baa” are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

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“Ba” - Obligations rated “Ba” are judged to have speculative elements and are subject to substantial credit risk.

“B” - Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa” - Obligations rated “Caa” are judged to be of poor standing and are subject to very high credit risk.

“Ca” - Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” - Obligations rated “C” are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following summarizes long-term ratings used by Fitch:

“AAA” - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A” - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB” - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB” - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B” - Securities considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC,” “CC” and “C” - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. “CC” ratings indicate that default of some kind appears probable, and “C” ratings signal imminent default.

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“DDD,” “DD” and “D” - Securities are in default. The ratings of obligations in these categories are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated “DDD” have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated “DD” and “D” are generally undergoing a formal reorganization or liquidation process; those rated “DD” are likely to satisfy a higher portion of their outstanding obligations, while entities rated “D” have a poor prospect of repaying all obligations.

PLUS (+) or MINUS (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” category or to categories below “CCC”.

The following summarizes the ratings used by DBRS for long-term debt:

“AAA” -  Bonds rated “AAA” are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity. The strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely high standard which DBRS has set for this category, few entities are able to achieve a “AAA” rating.

“AA” - Bonds rated “AA” are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated “AAA” only to a small degree. Given the extremely restrictive definition which DBRS has for the “AAA” category, entities rated “AA” are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

“A” - Bonds rated “A” are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with “AA”-rated entities. While “A” is a respectable rating, entities in this category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher-rated securities.

“BBB” - Bonds rated “BBB” are of adequate credit quality. Protection of interest and principal is considered acceptable, but the entity is fairly susceptible to adverse changes in financial and economic conditions, or there may be other adverse conditions present which reduce the strength of the entity and its rated securities.

“BB” - Bonds rated “BB” are defined to be speculative and non investment-grade, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the “BB” range typically have limited access to capital markets and additional liquidity support. In many cases, deficiencies in critical mass, diversification and competitive strength are additional negative considerations.

“B” - Bonds rated “B” are highly speculative and there is a reasonably high level of uncertainty as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

“CCC” / “CC” / “C” - Bonds rated in any of these categories are very highly speculative and are in danger of default of interest and principal. The degree of adverse elements present is more severe than long-term bonds rated “B”. Long-term bonds rated below “B” often have characteristics which, if not remedied, may lead to default. In practice, there is little difference between the “CCC” to “C” categories, with “CC” and “C” normally used for lower ranking debt of companies where the senior debt is rated in the “CCC” to “B” range.

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“D” - Long-term debt rated “D” is in arrears. A security rated “D” implies the issuer has either not met a scheduled payment of interest or principal or that the issuer has made it clear that it will miss such a payment in the near future. In some cases, DBRS may not assign a “D” rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation. Once assigned, the “D” rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued or reinstated by DBRS.

(“high”, “low”) - Each rating category is denoted by the subcategories “high” and “low”. The absence of either a “high” or “low” designation indicates the rating is in the “middle” of the category. The “AAA” and “D” categories do not utilize “high”, “middle”, and “low” as differential grades.

Notes to Short-Term and Long-Term Credit Ratings

Standard & Poor’s

CreditWatch: CreditWatch highlights the potential direction of a short- or long-term rating. It focuses on identifiable events and short-term trends that cause ratings to be placed under special surveillance by Standard & Poor’s analytical staff. These may include mergers, recapitalizations, voter referendums, regulatory action or anticipated operating developments. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is necessary to evaluate the current rating. A listing, however, does not mean a rating change is inevitable, and whenever possible, a range of alternative ratings will be shown. CreditWatch is not intended to include all ratings under review, and rating changes may occur without the ratings having first appeared on CreditWatch. The “positive” designation means that a rating may be raised; “negative” means a rating may be lowered; and “developing” means that a rating may be raised, lowered or affirmed.

Rating Outlook: A Standard & Poor’s Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

i    “Positive” means that a rating may be raised.
i    “Negative” means that a rating may be lowered.
i    “Stable” means that a rating is not likely to change.
i    “Developing” means a rating may be raised or lowered.
i    “N.M.” means not meaningful.

Moody’s

Watchlist: Moody’s uses the Watchlist to indicate that a rating is under review for possible change in the short-term. A rating can be placed on review for possible upgrade (UPG), on review for possible downgrade (DNG) or more rarely with direction uncertain (UNC). A credit is removed from the Watchlist when the rating is upgraded, downgraded or confirmed.

Rating Outlooks: A Moody’s rating outlook is an opinion regarding the likely direction of a rating over the medium term. Where assigned, rating outlooks fall into the following four categories: Positive (POS), Negative (NEG), Stable (STA) and Developing (DEV -- contingent upon an event). In the few instances where an issuer has multiple outlooks of differing directions, an “(m)” modifier (indicating multiple, differing outlooks) will be displayed, and Moody’s written research will describe any differences and provide the rationale for these differences. A RUR (Rating(s) Under Review) designation indicates that the issuer has one or more ratings under review for possible change, and thus overrides the outlook designation. When an outlook has not been assigned to an eligible entity, NOO (No Outlook) may be displayed.

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Fitch

Withdrawn: A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as “Positive”, indicating a potential upgrade, “Negative”, for a potential downgrade, or “Evolving”, if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

Rating Outlook: A Rating Outlook indicates the direction a rating is likely to move over a one- to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, ratings for which outlooks are “stable” could be upgraded or downgraded before an outlook moves to a positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as “evolving”.

DBRS

Rating Trends

Each DBRS rating category is appended with one of three rating trends - “Positive”, “Stable”, or “Negative”. The rating trend helps to give the investor an understanding of DBRS’s opinion regarding the outlook for the rating in question. However, the investor must not assume that a positive or negative trend necessarily indicates that a rating change is imminent.

Rating Actions

In addition to confirming or changing ratings, other DBRS rating actions include:
Suspended Ratings: Rating opinions are forward looking. Although rating opinions will consider the historical performance of an issuer, a rating is an assessment of the issuer’s future ability and willingness to meet outstanding obligations. As such, for a complete credit quality assessment, DBRS normally requires the cooperation of the issuer so that management strategies and projections may be evaluated and qualified.
Since the availability of such information is critical to the rating assessment, any reluctance in management’s willingness to supply such information (either perceived or actual) may cause a rating to be changed or even suspended. The eventual action will depend upon DBRS’s assessment of the degree of accuracy of a rating, possibly without the cooperation of management. Suspended ratings indicate that an issuer still has outstanding debt, but DBRS no longer provides a current rating opinion on the credit quality of that outstanding debt.

Discontinued Ratings: When an entity retires all, or virtually all, of its outstanding debt within a particular category and has no plans to re-issue in the near future, DBRS may discontinue its rating. Other less common circumstances where DBRS may also discontinue ratings include situations where the rated debt is no longer in the public market, where a defeasance structure removes the credit risk of the issuer as a consideration or where the debt comes to be held by a few large institutions that do not require ongoing DBRS ratings.

Ratings “Under Review” : In practice, DBRS maintains continuous surveillance of the entities it rates and therefore, all ratings are always under review. Accordingly, when a significant event occurs that directly impacts the credit quality of a particular entity or group of entities, DBRS will attempt to provide an immediate rating opinion. However, if there is high uncertainty regarding the outcome of the event, and DBRS is unable to provide an objective, forward-looking opinion in a timely manner, then the rating(s) of the issuer(s) will be placed “Under Review” since they may no longer be appropriate and can no longer be relied upon.

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Ratings which are “Under Review” are qualified with one of the following three provisional statements: “negative implications”, “positive implications”, or “developing implications”. These qualifications indicate DBRS’s preliminary evaluation of the impact on the credit quality of the issuer/security. Although the three provisional statements may provide some guidance to subscribers, situations and potential rating implications may vary widely and DBRS’s final rating conclusion may depart from its preliminary assessment. For each of these three provisional statements, further due diligence has to be completed in order to determine the applicable rating. In this respect, and while the previous rating may no longer be appropriate and can no longer be relied upon to gauge credit quality, the three provisional statements are an attempt to provide initial guidance as to possible rating outcomes after the due diligence process has been completed and DBRS has finalized its view.

Municipal Note Ratings

A Standard & Poor’s note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor’s for municipal notes:

“SP-1” - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

“SP-2” - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3” - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

Moody’s uses three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (“MIG”) and are divided into three levels - “MIG-1” through “MIG-3”. In addition, those short-term obligations that are of speculative quality are designated “SG”, or speculative grade. MIG ratings expire at the maturity of the obligation. The following summarized the ratings by Moody’s for these short-term obligations:

“MIG-1” - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

“MIG-2” - This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG-3” - This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG” - This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned; a long- or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or “VMIG” rating.

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When either the long- or short-term aspect of a VRDO is not rated, that piece is designated “NR”, e.g., “Aaa/NR” or “NR/VMIG-1”.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

“VMIG-1” - This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2” - This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3” - This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG” - This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

About Credit Ratings

A Standard & Poor’s issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation. The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation. Credit ratings may be changed, suspended or withdrawn.

Moody’s credit ratings must be construed solely as statements of opinion and not as recommendations to purchase, sell or hold any securities.

Fitch credit ratings are an opinion on the ability of an entity or a securities issue to meet financial commitments on a timely basis. Fitch credit ratings are used by investors as indications of the likelihood of repayment in accordance with the terms on which they invested. However, Fitch credit ratings are not recommendations to buy, sell or hold any security. Ratings may be changed or withdrawn.

DBRS credit ratings are not buy, hold or sell recommendations, but rather the result of qualitative and quantitative analysis focusing solely on the credit quality of the issuer and its underlying obligations.

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KINETICS PORTFOLIOS TRUST
PART C
OTHER INFORMATION

ITEM 23.      EXHIBITS

(a)	Certificate of Trust and Declaration of Trust[1]

(b)	By-Laws[1]

(c)	Instruments Defining Rights of Security Holders. Incorporated by reference to the Declaration of Trust and the By-Laws.

(d)	Investment Advisory Agreements between Registrant, on behalf of each series, and Kinetics Asset Management, Inc.[1]

(1)	Investment Advisory Agreement between Registrant on behalf of its series the Internet Emerging Growth Portfolio and Kinetics Asset Management, Inc. [4]

(2)	Investment Advisory Agreement between Registrant on behalf of its series the Kinetics Government Money Market Portfolio and Kinetics Asset Management, Inc. [4]

(3)	Investment Advisory Agreement between Registrant on behalf of its series the Small Cap Opportunities Portfolio and Kinetics Asset Management, Inc. [4]

(4)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Energy Portfolio and Kinetics Asset Management, Inc. [4]

(5)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Internet Portfolio and Kinetics Asset Management, Inc. [4]

(6)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Medical Portfolio and Kinetics Asset Management, Inc. [4]

(7)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the New Paradigm Portfolio and Kinetics Asset Management, Inc. [4]

(8)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Internet Emerging Growth Portfolio and Kinetics Asset Management, Inc. [4]

(9)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Kinetics Government Money Market Portfolio and Kinetics Asset Management, Inc. [4]

(10)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Small Cap Opportunities Portfolio and Kinetics Asset Management, Inc.[4]

(e)	Underwriting Contracts. Not Applicable

(f)	Bonus or Profit Sharing Contracts. Not applicable.

(g)	Custodian Contract between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bank, N.A. [2]

(h)	Other Material Contracts

(1)	Fund Accounting Servicing Agreement among Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC[6].

(2)	Administrative Services Agreement between Registrant and Kinetics Asset Management[6].

(3)	Placement Agency Agreement between Registrant and Kinetics Funds Distributors, Inc.[1]

(4)	Power of Attorney6.

(i)	Legal Opinion[6]

C-1

(1)	of Spitzer & Feldman P.C.[1]

(2)	of Richards, Layton & Finger on matters pertaining to Delaware law[1]

(j)	Consent of Auditors—filed herewith.

(k)	Omitted Financial Statements. Not applicable.

(l)	Initial Capital Understanding. Not Applicable.

(m)	Rule 12b-1 Plan. Not applicable.

(n)	Financial Data Schedules - Not applicable.

(o)	Rule 18f-3 Plan. Not applicable.

(p)	Code of Ethics - filed herewith.

______________________________________________________________________

1Filed May 1, 2000 with N-1A.

2Filed May 23, 2000 with the Amendment No. 1.

3Filed April 30, 2001 with the Amendment No. 4.

4Filed May 1, 2002 with the Amendment No. 5.

5Filed April 30, 2003 with the Amendment No. 6.

6Filed April 29, 2004 with the Amendment No. 8

ITEM 24.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT Registrant is controlled by its Board of Trustees.

ITEM 25.	INDEMNIFICATION
Reference is made to Article VIII, Section 8.3 of Registrant’s Declaration of Trust and Article IX, Section 9.2 of Registrant’s By-Laws. The general effect of these provisions is to indemnify any person (trustee, director, officer, employee or agent, among others) who was or is a party to any proceeding by reason of their actions performed in their official or duly authorized capacity on behalf of the Trust.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C-2

ITEM 26.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:
Besides serving as investment adviser to the Portfolios, the Adviser is not currently (and has not during the past two years) engaged in any other business, profession, vocation or employment of a substantial nature. Information regarding the business, vocation or employment of a substantial nature of the Adviser and its officers is incorporated by reference to the information contained in the Statement of Additional Information of this Registration Statement.

ITEM 27.	PRINCIPAL UNDERWRITERS:

(a)	As of this date of filing, Kinetics Funds Distributors, Inc. (“KFDI”), is the private placement agent for shares of the Registrant.

(b)	To the best of Registrant's knowledge, as of the date of filing, Leonid Polyakov is the CFO and President and sole director of KFDI. The address of KFDI is 1311 Mamaroneck Avenue, White Plains, New York 10605. Mr. Polyakov is a Trustee and Treasurer of the Registrant.

(c)	None.

ITEM 28.	LOCATION OF ACCOUNTS AND RECORDS:
All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at the following locations:

Records Relating to:	Are located at:
(1) Registrant’s portfolio accounting servicing agent, transfer agent and administrator	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, Wisconsin 53202
(2) Registrant’s investment adviser	Kinetics Asset Management, Inc 1311 Mamaroneck Avenue White Plains, NY 10605
(3) Registrant’s custodian	U.S. Bank, N.A. 425 E. Walnut Street Cincinnati, OH 45202

ITEM 29.	MANAGEMENT SERVICES:
Not applicable

ITEM 30.	UNDERTAKINGS:
Not applicable.

C-3

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, KINETICS PORTFOLIOS TRUST, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of White Plains and State of New York, on the 29th day of April, 2005.

KINETICS PORTFOLIOS TRUST

 Peter B. Doyle*_________
Peter B. Doyle, President

* By /s/ Leonid Polyakov
Attorney-In-Fact pursuant to Power of Attorney was filed with Amendment No. 8 on April 29, 2004.

C-4

EXHIBIT INDEX

Exhibit No.
Consent of Auditors	EX-99.j
Code of Ethics	EX-99.p